Filed Pursuant to Rule 424(b)(5)
                                                         File No.: 333-133028-02

           Prospectus Supplement to Prospectus dated September 8, 2006

                                 $2,569,000,000

                          SLC Student Loan Trust 2006-2
                                 Issuing Entity

                      SLC Student Loan Receivables I, Inc.
                                    Depositor

                          The Student Loan Corporation
                   Sponsor, Seller, Servicer and Administrator

                         Student Loan Asset-Backed Notes

   On or about September 19, 2006, the issuing entity will issue the following classes of notes:

              Original
              Principal                                                        Initial Public   Underwriting    Proceeds to
 Class          Amount             Interest Rate              Maturity         Offering Price     Discount     The Depositor
---------   -------------   ---------------------------   ------------------   --------------   ------------   -------------
A-1 Notes   $ 130,000,000     3-month LIBOR minus 0.02%        June 15, 2011        100%           0.1750%        99.8250%
A-2 Notes   $ 525,000,000            3-month LIBOR             June 15, 2016        100%           0.1800%        99.8200%
A-3 Notes   $ 136,000,000      3-month LIBOR plus 0.02%   September 15, 2017        100%           0.2000%        99.8000%
A-4 Notes   $ 600,000,000      3-month LIBOR plus 0.08%        June 15, 2022        100%           0.2150%        99.7850%
A-5 Notes   $ 445,000,000      3-month LIBOR plus 0.10%   September 15, 2026        100%           0.2350%        99.7650%
A-6 Notes   $ 656,000,000      3-month LIBOR plus 0.16%   September 15, 2039        100%           0.2500%        99.7500%
B Notes     $  77,000,000      3-month LIBOR plus 0.23%    December 15, 2039        100%           0.3000%        99.7000%

   The issuing entity will make payments quarterly, beginning December 15, 2006, primarily from collections on a pool of student loans made under the Federal Family Education Loan Program (FFELP) which are consolidation student loans. Interest and principal will be paid to the applicable noteholders quarterly on the 15th of each March, June, September and December, beginning on December 15, 2006. In general, the issuing entity will pay principal allocable to the class A notes sequentially to the class A-1 through class A-6 notes, in numeric order, until paid in full. The class B notes will not receive principal until the stepdown date, which is scheduled to occur on the earlier of (i) the distribution date in March 2013 or (ii) the first date on which no class A notes are outstanding. The class B notes will then receive principal pro rata with the class A notes, as long as a trigger event is not in effect for the related distribution date. Interest on the class B notes will be subordinate to interest, and if a class B interest subordination condition is in effect, to principal, on the class A notes. Principal on the class B notes will be subordinate to both principal and interest on the class A notes. Credit enhancement for the notes consists of excess interest on the trust student loans, subordination of the class B notes to the class A notes, the reserve account and, until the distribution date in March 2008, the capitalized interest account. The notes are LIBOR-based notes. A description of how LIBOR is determined appears under "Certain Information Regarding the Notes--Determination of Indices--LIBOR" in the base prospectus and "Description of the Notes--Determination of LIBOR" in this prospectus supplement.

   We are offering the notes through the underwriters at the prices shown above, when and if issued. Application will be made to The Irish Stock Exchange Limited for the class A notes to be admitted to the Official List and to begin trading on its regulated market. There can be no assurance that such a listing will be obtained. The issuance and settlement of the notes is not conditioned on the listing of the class A notes on The Irish Stock Exchange Limited.

   We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

   We expect the proceeds to the depositor from the sale of the notes to be $2,563,348,750, before deducting expenses payable by the depositor estimated to be $1,400,000.

   You should consider carefully the risk factors beginning on page S-21 of this prospectus supplement and on page 17 of the base prospectus. The notes are asset-backed securities and are obligations of the issuing entity, which is a trust. They are not obligations of or interests in The Student Loan Corporation, the depositor or any of their affiliates. The notes are not guaranteed or insured by the United States or any governmental agency.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined whether this prospectus supplement or the base prospectus is accurate or complete. Any contrary representation is a criminal offense.

Citigroup
               Credit Suisse
                                     Goldman, Sachs & Co.
                                                                 Lehman Brothers

                               September 13, 2006

                                TABLE OF CONTENTS

SUMMARY OF TERMS.............................................................S-7
   Principal Parties.........................................................S-7
   The Notes.................................................................S-8
   Dates.....................................................................S-8
   Information About the Notes...............................................S-8
   Indenture Trustee........................................................S-11
   Eligible Lender Trustee..................................................S-11
   Indenture Administrator and Paying Agent.................................S-11
   Administrator and Sub-administrator......................................S-11
   Servicer and Sub-servicer................................................S-11
   Owner Trustee............................................................S-11
   Irish Listing Agent and Paying Agent.....................................S-12
   Information About the Issuing Entity.....................................S-12
   Information About the Issuing Entity.....................................S-12
   Capitalization of the Trust..............................................S-15
   Administration of the Trust..............................................S-15
   Transfer of the Assets to the Trust......................................S-17
   Termination of the Trust.................................................S-18
   Trust Certificateholder..................................................S-19
   Certain U.S. Federal Income Tax Considerations...........................S-19
   Certain ERISA Considerations.............................................S-19
   Ratings of the Notes.....................................................S-20
   Listing Information......................................................S-20
   Risk Factors.............................................................S-20
   Identification Numbers...................................................S-20
RISK FACTORS................................................................S-21
DEFINED TERMS...............................................................S-23
FORMATION OF THE TRUST......................................................S-23
   The Trust................................................................S-23
   Eligible Lender Trustee..................................................S-24
ADDITIONAL INFORMATION CONCERNING OTHER PRINCIPAL PARTIES...................S-26
   Indenture Trustee........................................................S-26
   Sub-servicer.............................................................S-27
USE OF PROCEEDS.............................................................S-27
THE TRUST STUDENT LOAN POOL.................................................S-28
   General..................................................................S-28
   Eligible Trust Student Loans.............................................S-28
   Characteristics of the Trust Student Loans...............................S-28
   Insurance of Trust Student Loans; Guarantors of Trust Student Loans......S-35
   Cure Period for Trust Student Loans......................................S-38
   Consolidation of Federal Benefit Billings and Receipts and Guarantor
      Claims with Other Trusts..............................................S-38
DESCRIPTION OF THE NOTES....................................................S-40
   General..................................................................S-40
   The Notes................................................................S-40
   Determination of LIBOR...................................................S-42
   Notice of Interest Rates.................................................S-43
   Additional Information Concerning Accounts and Eligible Investments......S-43
   Consolidation Loan Add-On Period.........................................S-43
   Servicing Compensation...................................................S-44
   Additional Information Concerning Servicing Procedures...................S-44
   Additional Information Concerning Payments on Student Loans..............S-44
   Additional Information Concerning Servicer Covenants.....................S-44
   Distributions............................................................S-44
   Distributions Following an Event of Default and Acceleration of the
      Maturity of the Notes.................................................S-46
   Voting Rights and Remedies...............................................S-46
   Credit Enhancement.......................................................S-46

   Trust Fees and Expenses..................................................S-48
   Determination of Indices.................................................S-48
   Optional Purchase........................................................S-48
   Auction of Trust Assets..................................................S-48
STATIC POOLS................................................................S-50
   Prepayments, Extensions, Weighted Average Lives and Expected
      Maturities of the Notes...............................................S-50
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS..............................S-51
EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME..................S-51
CERTAIN ERISA CONSIDERATIONS................................................S-52
REPORTS TO NOTEHOLDERS......................................................S-53
UNDERWRITING................................................................S-53
LISTING AND GENERAL INFORMATION.............................................S-55
LEGAL PROCEEDINGS...........................................................S-55
RATINGS OF THE NOTES........................................................S-55
LEGAL MATTERS...............................................................S-56
GLOSSARY FOR PROSPECTUS SUPPLEMENT..........................................S-57
   PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED
      MATURITIES OF THE NOTES...............................................S-61

EXHIBIT I: PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED
   MATURITIES OF THE NOTES...................................................I-1

                  THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                      AND THE ACCOMPANYING BASE PROSPECTUS

   We provide information to you about the notes in two separate sections of this document that provide progressively more detailed information. These two sections are:

   o the accompanying base prospectus, which begins after the end of this prospectus supplement and which provides general information, some of which may not apply to your particular class of notes; and

   o this prospectus supplement, which describes the specific terms of the notes being offered.

   We have not authorized anyone to provide you with different information. You should read both the base prospectus and this prospectus supplement to understand the notes.

   For your convenience, we include cross-references in this prospectus supplement and in the base prospectus to captions in these materials where you can find related information. The Tables of Contents on pages 2 and 3 of this prospectus supplement and on pages 3-5 of the base prospectus provide the pages on which you can find these captions.

   Affiliates of the issuing entity expect to enter into market-making transactions in the notes and may act as principal or agent in any of these transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale.

                               NOTICE TO INVESTORS

                               -------------------

   The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

   Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

                        IRISH STOCK EXCHANGE INFORMATION

   In connection with the proposed listing of the class A notes on the Official List of The Irish Stock Exchange Limited, the depositor accepts responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of the depositor's knowledge and belief, having taken all reasonable care to ensure that such is the case, the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

   Reference in this prospectus supplement and the accompanying prospectus to any website addresses set forth in this prospectus supplement and the accompanying prospectus will not be deemed to constitute a part of this prospectus supplement and the accompanying prospectus filed with The Irish Stock Exchange Limited in connection with the listing of the class A notes.

                     SUMMARY OF PARTIES TO THE TRANSACTION*

   This chart provides only a simplified overview of the relations between the principal parties to the transaction. Refer to this prospectus supplement for a further description.


                                           (    )
                                        (          )
                                     (      Sale      )
                                   (         of         )
               ___________________(         Trust        )__________________
              |                    (       Student      )                   |
              |                      (      Loans     )                     |
              |                         (          )                        |
              |                            (    )                           |
              |                                                             |
              |                                              |---------------------------|
              |                                              |                           |
              |                                              |     SLC Student Loan      |
              |                 |------------------------|   |    Receivables I, Inc.    |
              |                 |                        |   |        (Depositor)        |
              |                 |   CitiMortgage, Inc.   |   |                           |
              |                 |   (Sub-administrator)  |   |---------------------------|
              |                 |                        |                  |
              |                 |------------------------|                  |
              |                              |                              |
              |                              |               |---------------------------|
              |                              |               |                           |           |--------------------------|
              |                              )               |  Wilmington Trust Company |           |                          |
              |                           (     )            |      (Owner Trustee)      |          /|      Citibank, N.A.      |
              |                        (           )         |                           |         / | (Eligible Lender Trustee |
              |                     (                 )      |---------------------------|        /  |       and Indenture      |
              |                   (   Administration    )                   |                    /   |      Administrator)      |
              |                           of the                            |                   /    |                          |
----------------------------|     (   Issuing Entity    )\                  |                  /     |--------------------------|
|                           |       (                 )   \  |-----------------------------|  /
|                           |----------(           )       \ |                             | /
|       The Student         |             (     )           \|                             |/
|     Loan Corporation      |                )               |SLC Student Loan Trust 2006-2|\
|(Sponsor, Seller, Servicer |                               /|      (Issuing Entity)       | \
|    and Administrator)     |                )             / |                             |  \
|                           |             (     )         /  |                             |   \     |--------------------------|
|                           |----------(           )     /   |-----------------------------|    \    |                          |
|                           |       (                 ) /                   |               \    \   |    U.S. Bank National    |
|---------------------------|          Servicing of    /                    |                \    \  |        Association       |
                                   (   Trust Student   )     |---------------------------|    \    \ |    (Indenture Trustee)   |
                                           Loans             |                           |     \    \|                          |
                                    (                 )      |         Citigroup         |      \    |--------------------------|
                                       (           )         |        Credit Suisse      |       \
                                          (     )            |     Goldman, Sachs & Co.  |        \            (
                                             )               |       Lehman Brothers     |         \        (      )
                                             |               |       (Underwriters)      |          \   (     Trust    )
                                             |               |                           |           (     Certificate    )
                                |------------------------|   |---------------------------|              (              )
                                |                        |                  |                               (      )
                                |      Citibank USA,     |                  |                                  (
                                |        National        |                  |
                                |       Association      |            ( ( ( ( ) ) ) )
                                |     (Sub-servicer)     |         (                  )
                                |                        |       (                      )
                                |------------------------|     (     Class A-1 Notes      )
                                                              (      Class A-2 Notes       )
                                                             (       Class A-3 Notes        )
                                                             (       Class A-4 Notes        )
                                                             (       Class A-5 Notes        )
                                                              (      Class A-6 Notes       )
                                                               (     Class B Notes        )
                                                                 (                      )
                                                                   (                  )
                                                                      ( ( ( ( ) ) ) )

* This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement for a further description.

Affiliations, Certain Relationships and Related Transactions

   o The depositor is a wholly-owned, special-purpose subsidiary of the sponsor;

   o The sponsor, seller, servicer and administrator are the same entity and an 80% owned indirect subsidiary of Citigroup Inc., and are affiliates of the eligible lender trustee, indenture administrator, sub-administrator and sub-servicer;

   o The sub-servicer is an indirect wholly owned subsidiary of Citigroup Inc., the parent of the sponsor;

   o  The sub-administrator is an affiliate of the sponsor and the depositor;
      and

   o The eligible lender trustee and the indenture administrator are the same entity and own 80% of the outstanding common stock of the sponsor.

   There are no business relationships, agreements, arrangements, transactions or understandings entered into outside the ordinary course of business or on terms other than those that would be obtained in an arm's length transaction with an unrelated third party that are material to noteholders other than as described in this prospectus supplement and the accompanying base prospectus between or among the sponsor and the issuing entity and any other principal party.

                          PAYMENT FLOWS AND DELIVERIES


   |---------------------------|                          Loans for $                        |------------------------------------|
   |                           |<------------------------------------------------------------|                                    |
   |                           |                          $ for Loans                        |                                    |
   |                           |------------------------------------------------------------>|                                    |
   |                           |                                                             |                                    |
   |                           |                       Trust Certificate                     |                                    |
   |                           |------------------------------------------------------------>|                                    |
   |      SLC Student Loan     |                                                             |  The Student Loan Corporation      |
   |     Receivables I, Inc.   |                                                             |                                    |
   |                           |   Trust Certificate    |-----------------------------|      |                                    |
   |                           |<-----------------------|                             |      |                                    |
   |                           |                        |                             |      |                                    |
   |                           |     $ for Loans        |                             |      |                                    |
   |                           |<-----------------------|                             |      |                                    |
   |                           |                        |                             |      |------------------------------------|
   |                           |----------------------->|SLC Student Loan Trust 2006-2|                         |
   |---------------------------|     Loans for $        |                             |                         |
                                                        |                             |                         |
                                     Notes for $        |                             |                         |
   |---------------------------|<-----------------------|                             |                         |
   |                           |                        |                             |                         |   Legal
   |                           |----------------------->|                             |                         |   Title for
   |                           |     $ for Notes        |-----------------------------|                         |   Loans
   |                           |                                        |                                       |
   |        Underwriters       |                                        |                                       |
   |                           |                                        |                                       |
   |                           |                                        |   Quarterly                           |
   |                           |                                        |   Distribution                        |
   |                           |                                        |   of $                                |
   |---------------------------|                                        |                                       |
             ^       |                                                  |                                       v
             |       |                                                  |                     |-----------------------------------|
$ for Notes  |       |  Notes for $                                     |                     |                                   |
             |       |                                                  |                     |                                   |
             |       |                                                  |                     |                                   |
             |       v                                                  v                     |                                   |
   |---------------------------|                        |-----------------------------|       |                                   |
   |                           |   Quarterly            |                             |       |       Eligible Lender Trustee     |
   |                           |   Distribution of $    |                             |       |                                   |
   |                           |                        |                             |       |                                   |
   |          Investors        |<-----------------------|      Indenture Trustee      |       |                                   |
   |                           |                        |                             |       |                                   |
   |                           |                        |                             |       |                                   |
   |                           |                        |                             |       |                                   |
   |---------------------------|                        |-----------------------------|       |-----------------------------------|

                                SUMMARY OF TERMS

   This summary highlights selected information about the notes. It does not contain all of the information that you might find important in making your investment decision. It provides only an overview to aid your understanding and is qualified by the full description of the information contained in this prospectus supplement and the attached base prospectus. You should read the full description of this information appearing elsewhere in this prospectus supplement and in the base prospectus to understand all of the terms of the offering of the notes.

Principal Parties

      Issuing Entity

      SLC Student Loan Trust 2006-2

      Depositor

      SLC Student Loan Receivables I, Inc.

      Sponsor, Seller, Servicer and Administrator

      The Student Loan Corporation

      Sub-servicer

      Citibank USA, National Association

      Sub-administrator

      CitiMortgage, Inc.

      Indenture Trustee

      U.S. Bank National Association

      Indenture Administrator

      Citibank, N.A.

      Eligible Lender Trustee

      Citibank, N.A.

      Owner Trustee

      Wilmington Trust Company

The Notes

   The issuing entity is offering the following classes of notes:

   o Floating Rate Class A-1 Student Loan Asset-Backed Notes in the amount of $130,000,000;

   o Floating Rate Class A-2 Student Loan Asset-Backed Notes in the amount of $525,000,000;

   o Floating Rate Class A-3 Student Loan Asset-Backed Notes in the amount of $136,000,000;

   o Floating Rate Class A-4 Student Loan Asset-Backed Notes in the amount of $600,000,000;

   o Floating Rate Class A-5 Student Loan Asset-Backed Notes in the amount of $445,000,000;

   o Floating Rate Class A-6 Student Loan Asset-Backed Notes in the amount of $656,000,000; and

   o Floating Rate Class B Student Loan Asset-Backed Notes in the amount of $77,000,000.

   We sometimes refer to the class A-1, A-2, A-3, A-4, A-5 and A-6 notes, collectively, as the class A notes, and to the class A notes and the class B notes, collectively, as the notes.

Dates

   The closing date for this offering is anticipated to be on or about September 19, 2006.

   The information about the trust student loans in this prospectus supplement is calculated and presented as of August 21, 2006. We refer to this date as the statistical cutoff date.

   The cutoff date for the pool of trust student loans will be the closing date, after which time the issuing entity will be entitled to receive all collections and proceeds on the trust student loans.

   A distribution date for each class of notes is the 15th of each March, June, September and December, beginning December 15, 2006. If any such date is not a business day, the distribution date will be the next business day.

   Interest and principal will be payable to holders of record as of the close of business on the record date, which is the business day before the related distribution date.

Information About the Notes

   The notes are debt obligations of the issuing entity only. The notes will receive payments primarily from collections on the pool of trust student loans acquired by the issuing entity on the closing date.

   In addition, from the closing date through April 15, 2007, which we refer to as the consolidation loan add-on period, certain trust student loans may be supplemented by add-on consolidation loans. The Higher Education Act permits borrowers to add additional student loans to a consolidation loan during the 180-day period following origination of the consolidation loan. Add-on consolidation loans require additional disbursements by the issuing entity, pursuant to which additional eligible education loans that were not originally included in a borrower's consolidation loan are added to the existing trust student loan, thereby increasing its principal balance. Only amounts on deposit in the add-on consolidation loan account, as described below, may be used by the issuing entity to fund those add-on consolidation loans.

   Any amounts remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will be transferred to the collection account on the business day immediately following the end of that period and will be included as part of available funds on the immediately following distribution date.

   The notes are LIBOR-based notes. Interest will accrue on the outstanding principal balances of the notes during each accrual period and will be paid on the related distribution date.

   Each accrual period for the notes begins on a distribution date and ends on the day before the next distribution date. The first accrual period for the notes, however, will begin on the closing date and end on December 14, 2006, the day before the first distribution date.

   Interest Rates. Except for the first accrual period, each class of notes will bear interest at a rate equal to three-month LIBOR plus or minus the applicable spread listed in the table below:

                          Class              Spread
                    ----------------     ---------------
                    A-1 Notes.......      minus 0.02%
                    A-2 Notes.......       plus 0.00%
                    A-3 Notes.......       plus 0.02%
                    A-4 Notes.......       plus 0.08%
                    A-5 Notes.......       plus 0.10%
                    A-6 Notes.......       plus 0.16%
                    B Notes.........       plus 0.23%

   See "Description of the Notes--The Notes--The Class A Notes--Distributions of Interest" in this prospectus supplement for a description of how LIBOR will be determined for the first accrual period.

   The administrator will determine LIBOR as specified under "Description of the Notes--Determination of LIBOR" in this prospectus supplement and "Certain Information Regarding the Notes--Determination of Indices--LIBOR" in the base prospectus. The administrator will calculate interest on the notes based on the actual number of days elapsed in each accrual period divided by 360.

   Interest Payments. Interest accrued on the outstanding principal balance of the notes during each accrual period will be payable on the related distribution date.

   Principal Payments. Principal will be payable on each distribution date in an amount generally equal to:

   o  the principal distribution amount for that distribution date, plus

   o any shortfall in the payment of principal as of the preceding distribution date.

   Priority of Principal Payments. Prior to an event of default, we will pay principal on each distribution date:

   o first, the class A noteholders' principal distribution amount, sequentially to the class A-1 through class A-6 notes, in that order, until their respective principal balances are reduced to zero; and

   o second, the class B noteholders' principal distribution amount, to the class B notes, until their principal balances are reduced to zero.

   Until the stepdown date, the class B notes will not be entitled to any payments of principal. On each distribution date on and after the stepdown date, provided that no trigger event is in effect, the class B notes will be entitled to their pro rata share of principal, subject to the existence of sufficient available funds.

   The class A noteholders' principal distribution amount is equal to the principal distribution amount multiplied by the class A percentage, which is equal to 100% minus the class B percentage. The class B noteholders' principal distribution amount is equal to the principal distribution amount multiplied by the class B percentage.

   The class B percentage is zero prior to the stepdown date and on any other distribution date if a trigger event is in effect. On each other distribution date, it is the percentage obtained by dividing:

   o  the aggregate principal balance of the class B notes, by

   o the aggregate principal balance of all outstanding notes less all amounts on deposit, exclusive of any investment earnings, in any accumulation account, in each case determined immediately prior to that distribution date.

   The stepdown date will be the earlier of:

   o  the distribution date in March 2013, or

   o  the first date on which no class A notes remain outstanding.

   A trigger event will be in effect on any distribution date (i) while any of the class A notes are outstanding, if the outstanding principal balance of the notes, after giving effect to distributions to be made on that distribution date, would exceed the pool balance for that distribution date plus the reserve account balance as of the end of the related collection period or (ii) if there has not been an optional purchase or sale of the trust student loans through an auction after the pool balance falls below 10% of the initial pool balance.

   See "Description of the Notes--Distributions" in this prospectus supplement for a more detailed description of principal payments. See also "Description of the Notes--Distributions Following an Event of Default and Acceleration of the Maturity of the Notes" in this prospectus supplement for a description of the cash flows on each distribution date following the occurrence of an event of default and an acceleration of the maturity of the notes.

   Maturity Dates. Each class of notes will mature no later than the date set forth below for that class:

   o  The class A-1 notes will mature no later than June 15, 2011;

   o  the class A-2 notes will mature no later than June 15, 2016;

   o  the class A-3 notes will mature no later than September 15, 2017;

   o  the class A-4 notes will mature no later than June 15, 2022;

   o  the class A-5 notes will mature no later than September 15, 2026

   o  the class A-6 notes will mature no later than September 15, 2039; and

   o  the class B notes will mature no later than December 15, 2039.

   The actual maturity of any class of notes could occur earlier if, for example,

   o  there are prepayments on the trust student loans;

   o the servicer exercises its option to purchase all remaining trust student loans (which cannot occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance); or

   o a third-party financial advisor, on behalf of the indenture administrator, auctions all remaining trust student loans (which, absent an event of default under the indenture, cannot occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance).

   The initial pool balance is equal to the pool balance as of the closing date. The pool balance on the closing date will include all amounts deposited into the add-on consolidation loan account on that date.

   Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes. The projected weighted average life, expected maturity date and percentages of remaining principal balance of each class of notes under various assumed prepayment scenarios may be found under "Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes" included as Exhibit I attached to this prospectus supplement.

   Subordination of the Class B Notes. On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest, and if a class B interest subordination condition is in effect, to the payment of principal, on the class A notes. On any distribution date, principal payments on the class B notes will be subordinated to the payment of both interest and principal on the class A notes. See "Description of the Notes--The Notes--The Class B Notes--Subordination of the Class B Notes" in this prospectus supplement.

   Losses and Shortfalls. If and to the extent that any losses in collections on the trust student loan assets are not covered or offset by credit enhancement, those losses may result in shortfalls of distributions to the noteholders and other payees in the order of priority of distributions. See "Description of the Notes--Distributions--Distributions from the Collection Account" in this prospectus supplement.

   Denominations. The notes will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000. The notes will be available only in book-entry form through The Depository Trust

Company, Clearstream and Euroclear. You will not receive a certificate representing your notes except in very limited circumstances.

   Security for the Notes. The notes will be secured by the assets of the issuing entity, primarily the trust student loans.

Indenture Trustee

   The issuing entity will issue the notes under an indenture to be dated as of the closing date. Under the indenture, U.S. Bank National Association will act as indenture trustee.

Eligible Lender Trustee

   Citibank, N.A. will be the eligible lender trustee under the eligible lender trust agreements. It will hold legal title to the assets of the issuing entity for the benefit of the issuing entity.

Indenture Administrator and Paying Agent

   Citibank, N.A. will be the indenture administrator and the paying agent for the notes.

Administrator and Sub-administrator

   The Student Loan Corporation, also referred to herein as "SLC", will act as the administrator of the issuing entity under an administration agreement. SLC may transfer or subcontract some or all of its obligations as administrator and has transferred or subcontracted many of its obligations to CitiMortgage, Inc. See "Servicing and Administration--Administration Agreement" in the base prospectus.

Servicer and Sub-servicer

   Under the servicing agreement, SLC will service the trust student loans on behalf of the issuing entity. Under the circumstances described in the base prospectus, the servicer may transfer or subcontract its obligations to other entities. See "Servicing and Administration" in the base prospectus.

   Under the subservicing agreement, Citibank USA, National Association will sub-service the trust student loans on behalf of the issuing entity. SLC has outsourced a substantial portion of its operations, including the origination and servicing of its student loan portfolio, to Citibank USA, National Association. Citibank USA, National Association has a facility located in Sioux Falls, South Dakota. Employees located at this facility assist with the origination and servicing of student loans and also provide credit card services to Citigroup customers. This arrangement with Citibank USA, National Association allows SLC to utilize the substantial employee base that Citibank USA, National Association has in place to service its credit card customers and creates certain operational and personnel line-balancing efficiencies that would not otherwise be afforded SLC if SLC's loan portfolio were originated and serviced by its own employees. As of June 30, 2006, Citibank USA, National Association and its affiliates had approximately 3,200 employees located at the Sioux Falls facility. More than 840 employees located at the Sioux Falls facility or other facilities service student loans on behalf of SLC. As of June 30, 2006, Citibank USA, National Association serviced approximately $28 billion in student loans.

   Citibank USA, National Association is an indirect wholly-owned subsidiary of Citigroup. Another affiliate of Citigroup, Citibank, N.A., owns 80% of the outstanding common stock of SLC. A number of significant transactions are carried out between SLC, Citigroup and Citigroup's affiliates, including cash management, data processing, income tax payments, loan servicing, employee benefits, payroll administration and facilities management.

Owner Trustee

   Wilmington Trust Company will be the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company's principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving student loan receivables. Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee. Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above paragraph, Wilmington Trust Company has not participated in the preparation of any other information contained in this prospectus supplement.

Irish Listing Agent and Paying Agent

   McCann FitzGerald Listing Services Limited will act as the Irish listing agent and Custom House Administration and Corporate Services Limited will act as the paying agent in Ireland for the class A notes. The depositor will at all times maintain an Irish paying agent with a specific office in Dublin, Ireland. The Irish paying agent will make no representations as to the validity or sufficiency of the class A notes, the trust student loans, this prospectus supplement, the accompanying prospectus or other related documents.

Information About the Issuing Entity

   Formation of the Trust

   The issuing entity is a Delaware statutory trust created under a trust agreement dated as of August 16, 2006. We sometimes refer to the issuing entity as a "trust" in this prospectus supplement.

   The only activities of the trust are acquiring, owning and managing the trust student loans and the other assets of the trust, issuing and making payments on the notes and other related activities. See "Formation of the Trust--The Trust" in this prospectus supplement. The trust is not required by Delaware state law and does not intend to publish any financial statements. The indenture requires the trust to deliver to the indenture trustee and each rating agency, within 90 days after the end of each fiscal year of the trust (commencing with the fiscal year ending December 31, 2006), a certificate of the administrator on behalf of the trust stating that (i) a review of the activities of the trust during that year and of performance under the indenture has been made under the administrator's supervision, and (ii) to the best of the administrator's knowledge, based on that review, the trust has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to the administrator and the nature and status of that default.

   The depositor is SLC Student Loan Receivables I, Inc., a Delaware corporation and a bankruptcy remote, wholly-owned special purpose subsidiary of SLC. On the closing date, the depositor will acquire the student loans from SLC and will sell them to the trust. Citibank, N.A., as eligible lender trustee, will hold legal title to the student loans for the benefit of the depositor pursuant to an eligible lender trust agreement.

   Its Assets

   The assets of the trust will include:

   o  the trust student loans;

   o  collections and other payments on the trust student loans; and

   o funds it will hold from time to time in its trust accounts, including the collection account, the reserve account, the capitalized interest account and the add-on consolidation loan account.

   The rest of this section describes the trust student loans and trust accounts more fully.

   Trust Student Loans. The trust student loans (including any add-on consolidation loans) are education loans to students and parents of students made under the Federal Family Education Loan Program, known as FFELP. All of the trust student loans are consolidation loans. See "Appendix A--Federal Family Education Loan Program" to the base prospectus for a description of each type of FFELP student loan.

   Consolidation loans are used to combine a borrower's obligations under various federally authorized student loan programs into a single loan.

   The trust student loans had an aggregate principal balance of approximately $2,272,925,293 as of the statistical cutoff date. The pool balance is expected to be approximately $2,518,750,000 as of the closing date, which amount includes the amount to be deposited into the add-on consolidation loan account on that date.

   As of the statistical cutoff date, the weighted average annual borrower stated interest rate of the trust student loans was approximately 4.73% and their weighted average remaining term to scheduled maturity was approximately 259 months.

   SLC originated or acquired the trust student loans in the ordinary course of its student loan financing business. The depositor will acquire the trust student loans from SLC on or prior to the closing date.

   The trust student loans have been selected from the consolidation student loans owned by SLC based on the criteria established by the depositor, as described in this prospectus supplement and the base prospectus.

   Any special allowance payments on the trust student loans are based on the three-month financial commercial paper rate.

   The guarantee agencies described in this prospectus supplement guarantee or will guarantee all of the trust student loans. See "The Trust Student Loan Pool--Insurance of Trust Student Loans; Guarantors of Trust Student Loans" in this prospectus supplement. The trust student loans are also reinsured by the U.S. Department of Education.

   Add-on Consolidation Loans. From time to time through April 15, 2007, the trust may fund add-on consolidation loans to the extent that the trust has sufficient funds on deposit in the add-on consolidation loan account.

   Amounts withdrawn from the add-on consolidation loan account will be remitted by the indenture administrator at the direction of the administrator to the applicable lender in repayment of the related student loan. The principal balance of the applicable add-on consolidation loan (including accrued and unpaid interest, if any) will increase the principal balance and the accrued interest balances of the related trust collateral by those amounts

   Significant Guarantors. As of the statistical cutoff date, California Student Aid Commission, guarantees 19.44% of the trust student loans, New York State Higher Education Services Corporation, guarantees 41.17% of the trust student loans and United Student Aid Funds, Inc., guarantees 23.99% of the trust student loans. See "The Trust Student Loan Pool--Insurance of Trust Student Loans; Guarantors of Trust Student Loans" in this prospectus supplement.

   Collection Account. The indenture administrator will establish and maintain the collection account as an asset of the trust in the name of the indenture trustee. The indenture administrator will deposit collections on the trust student loans, interest subsidy payments and special allowance payments, and amounts received from SLC in respect of borrower benefits, into the collection account, as described in this prospectus supplement and the base prospectus.

   A collection period is the three-month period ending on the last day of February, May, August or November, in each case for the distribution date in the following month. However, the first collection period will be the period from the closing date through November 30, 2006.

   Excess Interest. Excess interest (as part of all interest collections) will be collected and deposited into the collection account and will become part of the available funds. There can be no assurance as to the rate, timing or amount, if any, of excess interest. See "Description of the Notes --Credit Enhancement--Excess Interest" in this prospectus supplement.

   Add-on Consolidation Loan Account. The indenture administrator will establish and maintain a pre-funding account in the form of an add-on consolidation loan account as an asset of the trust in the name of the indenture trustee. The trust will make an initial cash deposit from the net proceeds of the sale of the notes into the add-on consolidation loan account on the closing date. The deposit will equal $18,750,000, which amount will constitute an estimated 0.74% of the pool balance as of the closing date and 0.73% of the outstanding principal balance of the notes. The amount on deposit in the add-on consolidation loan account will be reduced by the amount withdrawn from that account to fund add-on consolidation loans from time to time during the consolidation loan add-on period. Amounts on deposit in the add-on consolidation loan account will not be replenished.

   Any add-on consolidation loans will be added to the trust at a price equal to 100% of the outstanding principal balance of each add-on consolidation loan, plus accrued and unpaid interest, if any.

   Any amounts remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will be transferred to the collection account on the business day immediately following the end of that period and will be included as part of available funds on the immediately following distribution date.

   Reserve Account. The indenture administrator will establish and maintain the reserve account as an asset of the trust in the name of the indenture trustee. The trust will make an initial cash deposit from the net proceeds of the sale of the notes into the reserve account on the closing date. The initial deposit will equal $6,296,875.

   Funds in the reserve account may be replenished on each distribution date by additional funds available after all prior required distributions have been made. See "Description of the Notes--Distributions" in this prospectus supplement.

   Amounts remaining in the reserve account on any distribution date in excess of the specified reserve account balance, after the payments described below, will be deposited into the collection account for distribution on that distribution date.

   The specified reserve account balance is the amount required to be maintained in the reserve account.

   The specified reserve account balance for any distribution date will be equal to the greater of:

   o  0.25% of the pool balance as of the end of the related collection period;
      and

   o  $3,778,125.

   The specified reserve account balance will be subject to adjustment as described in this prospectus supplement. In no event will it exceed the outstanding balance of the notes.

   The reserve account will be available on each distribution date to cover any shortfalls in payments of the primary servicing fee, the class A noteholders' interest distribution amount and, as long as a class B interest subordination condition is not in effect, the class B noteholders' interest distribution amount.

   In addition, the reserve account will be available:

   o on the maturity date for each class of class A notes and upon termination of the trust, to cover shortfalls in payments of the class A noteholders' principal and accrued interest; and

   o on the class B maturity date and upon termination of the trust, to pay the class B noteholders the unpaid principal balance on the class B notes and accrued interest and to pay the servicer any carryover servicing fee.

   The reserve account enhances the likelihood of payment to noteholders. In certain circumstances, however, the reserve account could be depleted. This depletion could result in shortfalls in distributions to noteholders.

   If the market value of securities and cash in the reserve account on any distribution date are sufficient to pay the remaining principal balance of and interest accrued on the notes and any carryover servicing fee, these assets will be so applied on that distribution date. See "Description of the Notes--Credit Enhancement--Reserve Account" in this prospectus supplement.

   Capitalized Interest Account. The indenture administrator will establish and maintain the capitalized interest account as an asset of the trust in the name of the indenture trustee. The trust will make an initial cash deposit from the net proceeds of the sale of the notes into the capitalized interest account on the closing date. The deposit will equal $61,000,000.

   On or prior to the March 2008 distribution date, funds in the capitalized interest account will be available to cover shortfalls in payments of interest due to the class A noteholders and, after that, if there is no class B interest subordination condition, shortfalls in payments of interest to class B noteholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account. Funds in the capitalized interest account will not be replenished. All remaining funds on deposit in the capitalized interest account on the March 2008 distribution date will be transferred to the collection account and included in available funds on that distribution date.

   The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the March 2008 distribution date. Because it will not be replenished, in certain circumstances the capitalized interest account could be depleted. This depletion could result in shortfalls in interest distributions to noteholders.

                           CAPITALIZATION OF THE TRUST

      As of the closing date, the capitalization of the trust after giving effect to the issuance of the notes before deducting expenses of the offering will be as follows:

                            Class        Capitalization
                            ---------   ---------------
                            A-1 Notes   $   130,000,000
                            A-2 Notes   $   525,000,000
                            A-3 Notes   $   136,000,000
                            A-4 Notes   $   600,000,000
                            A-5 Notes   $   445,000,000
                            A-6 Notes   $   656,000,000
                            B Notes     $    77,000,000
                                        ---------------
                            Total       $ 2,569,000,000
                                        ===============

Administration of the Trust

   Distributions

   The administrator will instruct the indenture administrator to withdraw funds on deposit in the collection account and, to the extent required, the reserve account and the capitalized interest account. These funds will be applied monthly to the payment of the primary servicing fee and on each applicable distribution date, first to pay or reimburse the indenture trustee and the indenture administrator for all amounts due to it under the indenture for the related distribution date, next to pay or reimburse the owner trustee for all amounts due to it under the trust agreement for the related distribution date, next to pay or reimburse the eligible lender trustee for all amounts due to it under the eligible lender trust agreements for the related distribution date (these amounts payable to the indenture administrator, the indenture trustee, the owner trustee and the eligible lender trustee not to exceed $30,000 per annum in the aggregate), and then generally as shown in the chart below. See "Description of Note--Distributions" in this prospectus supplement.

                                              ----------------------------------
                                                     COLLECTION ACCOUNT
                                              ----------------------------------
                                                             |
                                                             |
                                                             v
                                              ----------------------------------
                                                          SERVICER
                    1st                          (Primary Servicing Fee and
                                                     Administration Fee)
                                              ----------------------------------
                                                             |
                                                             |
                                                             v
                                              ----------------------------------
                                                     CLASS A NOTEHOLDERS
                    2nd                             (Class A Noteholders'
                                                Interest Distribution Amount)
                                              ----------------------------------
                                                             |
                                                             |
                                                             v
                                              ----------------------------------
                    3rd                              CLASS B NOTEHOLDERS
    (if the Class B Interest Subordination          (Class B Noteholders'
          Condition is not in effect)           Interest Distribution Amount)
                                              ----------------------------------
                                                             |
                                                             |
                                                             |
                    4th                                      v
    (first to class A-1 until paid in full,   ----------------------------------
     then to class A-2 until paid in full,           CLASS A NOTEHOLDERS
     then to class A-3 until paid in full,          (Class A Noteholders'
     then to class A-4 until paid in full,      Principal Distribution Amount)
     then to class A-5 until paid in full,    ----------------------------------
   and then to class A-6 until paid in full)                 |
                                                             |
                                                             |
                                                             v
                                              ----------------------------------
                    5th                              CLASS B NOTEHOLDERS
   (if the Class B Interest Subordination           (Class B Noteholders'
          Condition is in effect)               Interest Distribution Amount)
                                              ----------------------------------
                                                             |
                    6th                                      |
  ((i) on or after the Stepdown Date and                     |
  (ii) provided that (x) if a Trigger Event                  v
 has occurred and is continuing and (y) any   ----------------------------------
  class A notes are outstanding, then the            CLASS B NOTEHOLDERS
    remaining Available Funds will be               (Class B Noteholders'
 distributed sequentially to the class A-1,     Principal Distribution Amount)
     class A-2, class A-3, class A-4,         ----------------------------------
          class A-5 and class A-6                            |
 noteholders, in that order, until each such                 |
          class is paid in full)                             |
                                                             v
                                              ----------------------------------
                                                      RESERVE ACCOUNT
                                                (Amount, if any, necessary to
                    7th                         reinstate the Reserve Account
                                               balance to the Specified Reserve
                                                      Account Balance)
                                              ----------------------------------
                                                             |
                                                             |
                                                             v
                                              ----------------------------------
                    8th                                  SERVICER
                                              (Carryover Servicing Fee, if any)
                                              ----------------------------------
                                                             |
                                                             |
                                                             v
                                              ----------------------------------
                    9th                           INDENTURE ADMINISTRATOR
  (pro rata, for all amounts due to them and        INDENTURE TRUSTEE
     not previously paid for the related              OWNER TRUSTEE
             distribution date)                   ELIGIBLE LENDER TRUSTEE
                                              ----------------------------------
                                                             |
                                                             |
                                                             v
                                              ----------------------------------
                   10th                               HOLDER OF TRUST
                                                        CERTIFICATE
                                                   (any remaining amounts)
                                              ----------------------------------

Transfer of the Assets to the Trust

   Under a sale agreement, the depositor will sell the trust student loans to the trust. The eligible lender trustee will hold legal title to the trust student loans on behalf of the trust.

   If the depositor breaches a representation under the sale agreement regarding an trust student loan, generally the depositor will have to cure the breach, repurchase or replace that trust student loan or reimburse the trust for losses resulting from the breach.

   SLC will have similar obligations under the purchase agreement. See "Transfer Agreements--Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers" in the base prospectus.

   Servicing of the Assets

   Under a servicing agreement, The Student Loan Corporation, as servicer, will be responsible for servicing, maintaining custody of and making collections on the trust student loans. It will also bill and collect payments from the guarantee agencies and the U.S. Department of Education. See "Servicing and Administration--Servicing Procedures" and "Servicing and Administration--Administration Agreement" in the base prospectus. Under some circumstances, the servicer may transfer its obligations as servicer. See "Servicing and Administration--Certain Matters Regarding the Servicer" in the base prospectus.

   If the servicer breaches a covenant under the servicing agreement regarding a trust student loan, generally it will have to cure the breach, purchase that trust student loan or reimburse the trust for losses resulting from the breach. See "Servicing and Administration--Servicer Covenants" in the base prospectus.

   Under a subservicing agreement, Citibank USA, National Association, as sub-servicer, will agree to perform some or most of the servicer's obligations under the servicing agreement on the trust student loans, and the servicer will compensate Citibank USA, National Association, out of its own account.

   In 2003, SLC was designated as an Exceptional Performer by the U.S. Department of Education in recognition of its exceptional level of performance in servicing FFELP student loans. As a result, instead of receiving the standard rate of 97% for loans disbursed on or after July 1, 2006 (and 98% for loans disbursed prior to July 1, 2006), SLC will receive 99% reimbursement on all eligible FFELP default claims filed for reimbursement on loans that SLC services including the trust student loans. The reimbursement rate could be reduced as a result of a variety of factors, including further changes in FFELP or in SLC's servicing performance. See "Risk Factors--Changes in Law May Affect Student Loans and May Adversely Affect Your Notes" in this prospectus supplement.

   Compensation of the Servicer

   The servicer will receive two separate fees: a primary servicing fee and a carryover servicing fee.

   The primary servicing fee for any month is equal to 1/12th of 0.50% of the outstanding principal amount of the trust student loans calculated based upon the outstanding principal amount of the trust student loans as of the first day of the preceding calendar month. The servicer will pay the administrator an administration fee as compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its related expenses. The administrator will be solely responsible for the payment of fees due to the sub-administrator.

   The primary servicing fee will be payable in arrears out of available funds and amounts on deposit in the reserve account on the 15th of each month, or if the 15th is not a business day, then on the next business day, beginning in October, 2006. Fees will include amounts from any prior monthly servicing payment dates that remain unpaid.

   The carryover servicing fee will be payable to the servicer on each distribution date out of available funds in the order and priority described above.

   The carryover servicing fee is the sum of:

   o  the amount of specified increases in the costs incurred by the servicer;

   o  the amount of specified conversion, transfer and removal fees;

   o any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

   o  interest on any unpaid amounts.

   See "Description of the Notes --Distributions" and "--Servicing Compensation" in this prospectus supplement.

Termination of the Trust

   The trust will terminate upon:

   o the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and

   o  the payment of all amounts required to be paid to the noteholders.

   See "The Student Loan Pools--Termination" in the base prospectus.

   Optional Purchase

   The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date when the pool balance is 10% or less of the initial pool balance. The exercise of this purchase option will result in the early retirement of the remaining notes. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount and not more than a prescribed maximum purchase amount.

   This prescribed minimum purchase amount is the amount that would be sufficient to:

   o  pay to noteholders the interest payable on the related distribution date;
      and

   o reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero.

   The prescribed maximum purchase amount is an amount equal to the fair market value of the remaining trust student loans, including accrued but unpaid interest, as of the end of the related collection period.

   See "Description of the Notes--Optional Purchase" in this prospectus supplement.

   Auction of Trust Assets

   If the servicer does not purchase or arrange for the purchase of all remaining trust student loans on the first distribution date after the date on which the pool balance is 10% or less of the initial pool balance, the indenture administrator will engage a third-party financial advisor, which may be an affiliate of SLC and which may include an underwriter of the securities or the administrator, to try to auction any trust student loans remaining in the trust. Only third parties unrelated to SLC may make bids to purchase these trust student loans on the trust auction date.

   The trust auction date will be the third business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional purchase right. The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee, the indenture trustee and the indenture administrator, in writing, that it intends to exercise its purchase option before the financial advisor, on behalf of the indenture administrator, accepts a bid to purchase the trust student loans.

   If at least two bids are received, the financial advisor, on behalf of the indenture administrator, will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The financial advisor, on behalf of the indenture administrator, will accept the highest of the remaining bids if it equals or exceeds the higher of:

   o the minimum purchase amount described under "--Optional Purchase" above (plus any amounts owed to the servicer as carryover servicing fees); or

   o the fair market value of the trust student loans, including accrued but unpaid interest, as of the end of the related collection period.

   If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the financial advisor will not complete the sale. The indenture administrator at the direction of the depositor will be required to consult with a financial advisor, including an underwriter of the securities or the administrator, to determine the fair market value of the trust student loans. The indenture administrator and the financial advisor will be entitled to the reimbursement of all of their and their respective agents' fees, expenses and costs whether or not such auction sale is consummated.

   The net proceeds of any auction sale will be used to retire any outstanding notes on the related distribution date.

   If the sale is not completed, as described above, the financial advisor, on behalf of the indenture administrator, will continue to solicit and re-solicit bids for sale of the trust student loans upon the same terms described above, including the servicer's waiver of its option to purchase the remaining trust student loans, until the financial advisor has received at least one bid that equals or exceeds the minimum purchase amount described under "Optional Purchase" above.

   The financial advisor may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

   If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture administrator to distribute the amount of the excess as accelerated payments of note principal.

   See "The Student Loan Pools--Termination" in the base prospectus.

   Upon termination of the trust, any remaining assets of that trust, after giving effect to final distributions to the noteholders, will be transferred to the reserve account and paid as provided under "Description of the Notes--Credit Enhancement--Reserve Account" in this prospectus supplement.

Trust Certificateholder

   Under the sale agreement between the trust and the depositor, the trust will issue a trust certificate to the depositor. This trust certificate will represent the ownership of the residual interest in the trust. Under the purchase agreement between the depositor and SLC, the depositor will transfer a trust certificate to SLC as part of the consideration for the sale of the trust student loans being sold to the depositor by SLC under the related purchase agreement.

Certain U.S. Federal Income Tax Considerations

   Cadwalader, Wickersham & Taft LLP will deliver an opinion that, for federal income tax purposes, the class A notes will be and, although not free from doubt, the class B notes will be treated as indebtedness, as described under "Certain U.S. Federal Income Tax Considerations" in the base prospectus.

Certain ERISA Considerations

   Although there can be no certainty in this regard, the notes should be treated as debt for purposes of ERISA, and the notes are eligible for purchase by or on behalf of employee benefit plans, individual retirement accounts, Keogh Plans and similar retirement arrangements, subject to the considerations discussed under "Certain ERISA Considerations" in the base prospectus, but only if an exemption from the prohibited transaction rules applies. Each fiduciary of a plan who purchases any note will be deemed to represent that such an exemption exists and applies to the purchase and holding of the notes by or for the plan.

   See "Certain ERISA Considerations" in this prospectus supplement and the base prospectus for additional information concerning the application of ERISA.

Ratings of the Notes

   The notes are required to be rated as follows:

                                                Rating Agency
                                               (Moody's / S&P /
                                Class               Fitch)
                             -----------      ----------------
                              A-1 Notes          Aaa/AAA/AAA
                              A-2 Notes          Aaa/AAA/AAA
                              A-3 Notes          Aaa/AAA/AAA
                              A-4 Notes          Aaa/AAA/AAA
                              A-5 Notes          Aaa/AAA/AAA
                              A-6 Notes          Aaa/AAA/AAA
                               B Notes           Aa1/AA+/AA+

   See "Ratings of the Notes" in this prospectus supplement.

Listing Information

   Application will be made to The Irish Stock Exchange Limited for the class A notes to be admitted to the Official List and to trading on its regulated market. There can be no assurance that such a listing will be obtained. You may consult with the Irish listing agent to determine their status. You can contact the listing agent at 2 Habourmaster Place, International Financial Services Centre, Dublin 1, Ireland.

   We expect that the notes will be accepted for clearance and settlement by Clearstream and Euroclear.

Risk Factors

   Some of the factors you should consider before making an investment in the notes are described in this prospectus supplement and in the base prospectus under "Risk Factors."

                             IDENTIFICATION NUMBERS

   The notes will have the following CUSIP Numbers and International Securities Identification Numbers (ISIN):

                     Class        CUSIP Numbers       ISINs
                ---------------   -------------   ------------
                Class A-1 notes    784428 AA 2    US784428AA27
                Class A-2 notes    784428 AB 0    US784428AB00
                Class A-3 notes    784428 AC 8    US784428AC82
                Class A-4 notes    784428 AD 6    US784428AD65
                Class A-5 notes    784428 AE 4    US784428AE49
                Class A-6 notes    784428 AF 1    US784428AF14
                Class B notes      784428 AG 9    US784428AG96

                                  RISK FACTORS

   You should carefully consider the following risk factors in order to understand the structure and characteristics of the notes and the potential merits and risks of an investment in the notes. Potential investors must review and be familiar with the following risk factors in deciding whether to purchase any note. The base prospectus describes additional risk factors that you should also consider beginning on page 17 of the base prospectus. These risk factors could affect your investment in or return on the notes.

   Subordination of the Class B Notes and Sequential Payment of the Notes May
      Result in a Greater Risk of Loss

   Class B noteholders and, to lesser extent, holder of class A notes with higher numerical designations, bear a greater risk of loss than holders of class A notes with lower numerical designations because:

   o On each distribution date, distributions of interest on the class B notes will be subordinate to the payment of interest and, if class B interest subordination condition is in effect, to the payment of principal on the class A notes. Distributions of principal of the class B notes will be subordinate to the payment of both interest and principal on the class A notes;

   o No principal will be paid to the class B noteholders until all principal due to the class A noteholders on each distribution date has been paid in full; and

   o No principal will be paid to any holders of class A notes with higher numerical designations until each class of the class A notes having lower numerical designation has been paid in full.

   Holders of later maturing class A notes bear a greater risk of loss than do holders of earlier maturing class A notes because, prior to an event of default, no principal will be paid to any class A noteholders until each class of the class A notes having an earlier maturity has been paid in full.

   Investors in the Class B Notes Bear Greater Risk of Loss Because the Priority of Payment of Interest and the Timing of Principal Payments on the Class B Notes May Change Due to the Variability of Cash Flows

   Interest on the class B notes generally will be paid prior to payment of principal on the class A notes. However, if after giving effect to all required distributions of principal and interest on the notes on any distribution date, the outstanding principal balance of the trust student loans, plus accrued but unpaid interest thereon, amounts then on deposit in the capitalized interest account (after any distributions of interest from that account), amounts then on deposit in the add-on consolidation loan account and amounts then on deposit in the reserve account in excess of the specified reserve account balance, would be less than the outstanding principal balance of the class A notes, interest on the class B notes will be subordinated to the payment of principal on the class A notes on that distribution date.

   Principal on the class B notes will not begin to be paid until the stepdown date. However, if a trigger event is in effect on any distribution date, the class B notes will not receive any payments of principal on any distribution date occurring on or after the stepdown date unless the class A notes have been paid in full.

   Thus, investors in the class B notes will bear a greater risk of loss than the holders of class A notes. Investors in the class B notes will also bear the risk of any adverse changes in the anticipated yield and weighted average life of their notes resulting from any variability in payments of principal and/or interest on the class B notes.

   Certain Credit Enhancement Features Are Limited and if They Are Depleted, There May Be Shortfalls in Distributions to Noteholders

   Certain credit enhancement features, including the reserve account, consist of a limited amount of funds. In certain circumstances, for example, if there is a shortfall in available funds, such amounts may be depleted. This depletion could result in shortfalls in distributions to noteholders.

   The Characteristics of the Trust Student Loans May Change

   The statistical information in this prospectus supplement reflects only the characteristics of the trust student loans as of the statistical cutoff date. We expect additional student loans will be added to the trust student loans during the period from the statistical cutoff date to the closing date. The trust student loans actually sold to the trust on the closing date will have characteristics that differ somewhat from the characteristics of the trust student loans as of the statistical cutoff date due to payments received, other changes in these loans that occur during the period from the statistical cutoff date to the closing date, and the addition of student loans after the statistical cutoff date. We do not expect the characteristics of the trust student loans actually sold to the trust on the closing date to differ materially from the characteristics of the trust student loans as of the statistical cutoff date. However, in making your investment decision, you should assume that the actual characteristics of the trust student loans will vary somewhat from the characteristics of the trust student loans presented in this prospectus supplement as of the statistical cutoff date.

   Further, certain characteristics of the final pool of trust student loans may vary from the characteristics of the initial pool of trust student loans described in this prospectus supplement due to the addition of loans after the statistical cut-off date and the addition of add-on consolidation loans during the consolidation loan add-on period.

   You May Incur Losses or Delays in Payments on Your Notes if Borrowers Default on the Student Loans

   SLC, which was designated as an Exceptional Performer by the U.S. Department of Education in recognition of its exceptional level of performance in servicing FFELP student loans, will receive 99% reimbursement, on all eligible FFELP default claims filed for reimbursement on loans that SLC services. This rate could be further reduced as a result of a variety of factors, including further changes to FFELP or in SLC's servicing performance. If a borrower defaults on a student loan, the trust will experience a loss equal to the unguaranteed percentage of the outstanding principal and interest with respect to the defaulted student loan. Non-exceptional performers will be reimbursed at a percentage rate level of 98% for loans made prior to July 1, 2006 and at the 97% level for loans made on or after July 1, 2006. If defaults occur on the trust student loans and the credit enhancement described in this prospectus supplement is insufficient, you may suffer a delay in payment or losses on your notes.

   Your Notes May Have a Degree of Basis Risk, Which Could Compromise the
      Trust's Ability to Pay Principal and Interest on Your Notes

   There is a degree of basis risk associated with the notes. Basis risk is the risk that shortfalls might occur because, among other things, the effective interest rates of the trust student loans adjust on the basis of specified indices and those of the notes adjust on the basis of a different indices or do not adjust at all. If a shortfall were to occur, the trust's ability to pay your principal and/or interest on the notes could be compromised.

   Changes in Law May Affect Student Loans and May Adversely Affect Your Notes

   The Higher Education Act or other relevant federal or state laws, rules and regulations may be amended or modified in the future in a manner that could adversely affect the federal student loan programs as well as the student loans made under these programs and the financial condition of the guarantors.

   The provisions of the Higher Education Act expire if they are not periodically reauthorized by Congress. The Higher Education Reconciliation Act of 2005, part of the Deficit Reduction Act of 2005, extended the current provisions of FFELP through September 30, 2012. Under this Act, a number of changes to the Higher Education Act, including changing loan limits, changing interest rate provisions and decreasing origination fees, were made.

   In 2006, lawsuits were filed requesting that the Deficit Reduction Act of 2005 be declared unconstitutional. The lawsuits allege that the Deficit Reduction Act of 2005 is unconstitutional because the House of Representatives and the Senate failed to approve identical versions. The House passed a version of the bill providing for 36 months of durable medical equipment funding, while the Senate bill provides for 13 months.

   If the Deficit Reduction Act of 2005 is declared unconstitutional, the amendments to the Higher Education Act made by the Higher Education Reconciliation Act of 2005 would not become effective. We cannot predict the outcome of this litigation or the effect such litigation may have on the issuing entity's student loan program.

   In the past, when the Higher Education Act has been subject to reauthorization, amendments to its provisions have been common. Amendments or modifications to the Higher Education Act or other laws that affect student loans could result in adjustments from time to time to the level of guarantee payments. Future changes could affect the ability of the SLC, the depositor or the servicer to satisfy their obligations to purchase or substitute student loans. Future changes could also have a material adverse effect on the revenues received by the guarantors that are available to pay claims on defaulted student loans in a timely manner. We cannot predict whether any changes will be adopted when the Higher Education Act becomes subject to reauthorization or at any other time or, if adopted, what impact those changes would have on the trust or the securities that it issues.

                                  DEFINED TERMS

   In later sections, we use a few terms that we define in the Glossary at the end of this prospectus supplement. These terms appear in bold face on their first use and in initial capital letters in all cases.

                             FORMATION OF THE TRUST

The Trust

   The SLC Student Loan Trust 2006-2 is a statutory trust newly formed under Delaware law and under a short-form trust agreement dated as of August 16, 2006, between the depositor and the owner trustee. The short-form trust agreement will be amended on the closing date pursuant to an amended and restated trust agreement dated as of the closing date among the depositor and the owner trustee.

   After its formation, the trust will not engage in any activity other than:

   o acquiring, holding and managing the trust student loans and the other assets of the trust and related proceeds;

   o  issuing the notes;

   o  making payments on the notes; and

   o engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

   The net proceeds from the sale of the notes will be used by the trust to make the initial deposits into the capitalized interest account, the add-on consolidation loan account and the reserve account, and to purchase, on behalf of the trust, the trust student loans. The trust will purchase the trust student loans from the depositor under a sale agreement to be dated as of the closing date, among the depositor, the trust and the eligible lender trustee. On the closing date, the depositor will use the net proceeds it receives from the sale of the trust student loans to the trust to pay to SLC the purchase price for the trust student loans acquired from it under the purchase agreement between the depositor and SLC.

   With respect to add-on consolidation loans, the indenture administrator at the direction of the administrator will transfer from the add-on consolidation loan account (but only to the extent of available amounts on deposit therein) an amount equal to the principal balance of each add-on consolidation loan plus accrued and unpaid interest, if any, thereon to the applicable lender in repayment of the related trust student loan, and the principal balance of the related trust student loan will be increased by the same amount.

   The property of the trust will consist of:

   o the pool of trust student loans, legal title to which is held by the eligible lender trustee on behalf of the trust;

   o all funds collected on trust student loans, including any special allowance payments and interest subsidy payments, on or after the cutoff date;

   o all moneys and investments from time to time on deposit in the trust accounts;

   o its rights under the transfer agreements and the servicing agreements, including the right to require SLC, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under certain conditions; and

   o  its rights under the guarantee agreements with guarantors.

   The Sections "Transfer Agreements", "Servicing and Administration" and "Description of the Notes" in the base prospectus contain descriptions of the material provisions of the transaction documents.

   The notes will be secured by the property of the trust. The collection account, the add-on consolidation loan account, the reserve account and the capitalized interest account will be maintained by the indenture administrator in the name of the indenture trustee for the benefit of the noteholders. To facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian of the promissory notes representing the trust student loans and other related documents.

   The trust's principal offices are at 1100 North Market Street, Wilmington, Delaware 19890, in care of Wilmington Trust Company, as owner trustee.

   Other than issuing the notes, the trust will not be permitted to borrow money or make loans to other persons. The permitted activities of the trust may be amended only with the consent of a majority of all of the noteholders; however, the trust agreement may be modified without noteholder consent if an opinion of counsel is provided to the effect that those proposed revisions would not adversely affect in any material respect the interests of any noteholder.

   The trust and its assets (other than the trust student loans) will be administered by the administrator pursuant to the administration agreement. The servicer will be responsible for the servicing and collection of the trust student loans pursuant to the servicing agreement. See "Servicing and Administration" in the base prospectus.

   The trust will not own any other assets. The fiscal year of the trust will be a calendar year.

   The trust certificate will represent the ownership of the residual interest in the trust. Under the related purchase agreement between the depositor and SLC, the depositor will transfer the trust certificate to SLC as part of the consideration for the sale of the trust student loans being sold to the depositor by SLC under the related purchase agreement.

   Non-Petition. Each transaction agreement will contain "non-petition" covenants to prevent the commencement of any bankruptcy or insolvency proceedings against the depositor and/or the trust, as applicable, by any of the transaction parties or by the noteholders.

   Security Interest. We have structured the transactions described in this prospectus supplement to assure that each transfer of trust student loans to the depositor and to the issuing entity constitutes a "true sale" of those trust student loans. If the transfer constitutes a "true sale", the trust student loans and related proceeds would not be property of the applicable seller should that seller become subject to any insolvency law. Although SLC and the depositor will express its intent to treat the conveyance of the trust student loans as a sale, each of them will also grant to the eligible lender trustee on behalf of the trust, a security interest in the trust student loans. This security interest is intended to protect the interests of the noteholders if a bankruptcy court were to characterize SLC's or the depositor's transfer of the trust student loans as a borrowing secured by a pledge of the trust student loans. In the event that a bankruptcy court did characterize the transaction as a borrowing by SLC or the depositor, that borrowing would be secured by the trust student loans in which SLC or the depositor granted a security interest to the eligible lender trustee. SLC and the depositor have agreed to take any actions that are necessary to maintain the security interest granted to the eligible lender trustee as a first priority, perfected security interest in the trust student loans, including the filing of Uniform Commercial Code financing statements, as necessary. This security interest will be assigned to the indenture trustee for the benefit of the noteholders.

Eligible Lender Trustee

   The Eligible Lender Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York, New York and London, England. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2006, Citibank's Agency & Trust group manages in excess of $3.5 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2006, Citibank, N.A. acts as eligible lender trustee and/or paying agent for approximately 6 student loan asset-backed note transactions.

   Citibank, N.A. is the eligible lender trustee for the trust under the trust agreement. The eligible lender trustee will acquire on behalf of the trust legal title to all the trust student loans acquired under the sale agreement on the closing date. The eligible lender trustee on behalf of the trust has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the trust student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher Education Act and the guarantee agreements. Failure of the trust student loans to be owned by an eligible lender would result in the loss of guarantor and U.S. Department of Education payments on the trust student loans. See "Appendix A--Federal Family Education Loan Program--Eligible Lenders, Students and Educational Institutions" in the base prospectus.

   The eligible lender trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee in the trust agreement and the sale agreement. The eligible lender trustee will be entitled to be indemnified by the trust for any loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the performance of its duties under the eligible lender trust agreement except for any loss, liability or expenses caused by the eligible lender trustee's bad faith or negligence. See "Description of the Notes" in this prospectus supplement and "Transfer Agreements" in the base prospectus.

   There is a $30,000 per annum aggregate limit on the amounts, including fees and expenses, payable to the eligible lender trustee, the indenture administrator, the indenture trustee and the owner trustee from the cash flow on the trust student loans prior to the amounts distributed to the noteholders. Remaining amounts, if any, payable to the eligible lender trustee, indenture administrator, indenture trustee and owner trustee will be subordinate to amounts payable to the noteholders. See "Description of the Notes--Distributions--Distributions from the Collection Account" in this prospectus supplement.

   Affiliates of the depositor maintain customary banking relations on arm's-length terms with the eligible lender trustee.

   The eligible lender trustee may resign at any time. The administrator may also remove the eligible lender trustee if it becomes insolvent or ceases to be eligible to continue as eligible lender trustee. In the event of such a resignation or removal, the administrator will appoint a successor. The resignation or removal of the eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment. The depositor will be responsible for the payment of expenses incurred in connection with the replacement of the eligible lender trustee.

   The depositor's obligations after issuance of the notes include (i) repurchasing trust student loans in the event of certain breaches of representations or warranties made by the depositor, (ii) providing tax-related information to the eligible lender trustee, and (iii) maintaining the eligible lender trustee's first priority perfected security interest in the assets of the trust.

            ADDITIONAL INFORMATION CONCERNING OTHER PRINCIPAL PARTIES

Indenture Trustee

   The trust will issue the notes under an indenture to be dated as of the closing date. Under the indenture, U.S. Bank National Association will act as indenture trustee.

   U.S. Bank National Association is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $213 billion as of June 30, 2006. As of June 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,434 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

   U.S. Bank National Association has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The indenture will be administered from U.S. Bank National Association's corporate trust office located at 100 Wall Street, 16th Floor, New York, New York 10005. The telephone number of the indenture trustee is (212) 361-4401.

   U.S. Bank National Association has provided corporate trust services since 1924. As of June 30, 2006, U.S. Bank National Association was acting as trustee with respect to approximately 57,621 issuances of securities with an aggregate outstanding principal balance of over $1.7 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

   On December 30, 2005, U.S. Bank National Association purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank National Association succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

   On July 24, 2006, U.S. Bank National Association entered into a definitive agreement to purchase the municipal and corporate bond trustee business of SunTrust Banks, Inc. The transaction is subject to certain regulatory approvals and is expected to close by the end of the third quarter 2006 with conversion occurring during the first quarter 2007. Following the closing of the acquisition, the SunTrust affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank National Association succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

   As of June 30, 2006, U.S. Bank National Association (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 121 issuances of student loan-backed securities with an outstanding aggregate principal balance of approximately $20,423,900,000.

   Affiliates of the depositor maintain customary banking relations on arm's-length terms with the indenture trustee.

   The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the indenture.

   The depositor will be responsible for the payment of expenses incurred in connection with the replacement of the indenture trustee.

   The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence. The indenture trustee will be entitled to be indemnified by the administrator for any loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents. Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cash flow on the trust student loans prior to any amounts being distributed to the noteholders.

Sub-servicer

  Servicing History and Experience

   Citibank USA, National Association ("Citibank USA"), a national banking association, is an indirect wholly owned subsidiary of Citigroup, with over $7,120,000,000 in assets. Headquartered in Sioux Falls, South Dakota, Citibank USA services student loans, principally Federally Family Education Loans (FFEL), Parent Loans for Undergraduate Students (PLUS), Loan Consolidation, and CitiAssist, Citibank's Private Loan. Citibank USA processes to originate and service federally insured student loans as well as consumer loans made to finance educational costs, including student loans made under Title IV, Part B of the Higher Education Act of 1965, as amended (collectively referred to as "Education Loans") in accordance with the laws, rules and regulations applicable to those loans.

   Citibank USA began its education loan servicing operation in 1998. It offers student loan servicing to schools, guarantors and other third party lending institutions. Citibank USA has a facility located in Sioux Falls, South Dakota. Employees located at this facility assist with the origination and servicing of student loans and also provide credit card services to Citigroup customers. This arrangement with Citibank USA allows SLC to utilize the substantial employee base that Citibank USA has in place to service its credit card customers and creates certain operational and personnel line-balancing efficiencies that would not otherwise be afforded SLC if SLC's loan portfolio were originated and serviced by its own employees.

   As of June 30, 2006, Citibank USA, National Association and its affiliates had approximately 3,200 employees located at the Sioux Falls facility. More than 840 employees located at the Sioux Falls facility or other facilities service student loans on behalf of SLC. As of June 30, 2006 Citibank USA serviced approximately $28 billion in student loans.

   Under the sub-servicing agreement, the sub-servicer will agree to perform some or most all of the obligations of the servicer under the servicing agreement, and will follow the same servicing procedures of the servicer.

                                 USE OF PROCEEDS

      The trust will use the net proceeds of $2,563,348,750 from the sale of the notes, together with any other amount contributed by the depositor, to make the initial deposits into the reserve account and the capitalized interest account, and to purchase the trust student loans from the depositor on the closing date under the sale agreement. The depositor will then use the proceeds paid to the depositor by the trust to pay to SLC the respective purchase prices due to SLC for the trust student loans purchased by the depositor. Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor. Such expenses are not paid from proceeds of the sale of the notes. Expenses to be paid by the depositor are estimated to be $1,400,000.

                           THE TRUST STUDENT LOAN POOL

General

   The eligible lender trustee, on behalf of the trust, will purchase the pool of the trust student loans from the depositor under the sale agreement on the closing date, and the trust will be entitled to collections on and proceeds of the trust student loans on and after that date. Unless otherwise specified, all information with respect to the trust student loans is presented herein as of August 21, 2006, which is the statistical cutoff date.

Eligible Trust Student Loans

   The depositor will purchase the trust student loans from SLC under the purchase agreement. SLC originated or acquired the trust student loans.

   The trust student loans were selected from SLC's portfolio of FFELP student loans owned by SLC or one of its affiliates by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date:

   o is, or by October 19, 2006 will be, a consolidation loan that is guaranteed as to principal and interest by a guarantee agency under a guarantee agreement and the guarantee agency is, in turn, reinsured by the U.S. Department of Education in accordance with FFELP;

   o contains terms in accordance with those required by FFELP, the guarantee agreements and other applicable requirements;

   o  is not more than 210 days past due;

   o does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

   o has special allowance payments, if any, based on the three-month financial commercial paper rate.

   No trust student loan as of the statistical cutoff date was subject to any prior obligation to sell that loan to a third party.

   The addition of any add-on consolidation loans will not be a sale of a new loan to the trust; rather that addition will merely serve to increase the principal balance of the existing trust student loan and in the event of a breach of any representation or warranty, the applicable seller will be required to repurchase the entire trust student loan, including the portion attributable to the add-on consolidation loan.

Characteristics of the Trust Student Loans

   The following tables provide a description of certain characteristics of the trust student loans as of the statistical cutoff date. The aggregate outstanding principal balance of the trust student loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest to be capitalized of $5,077,933 as of the statistical cutoff date. The tables do not include the student loans originated after the statistical cutoff date that the issuing entity expects to acquire on the closing date.

   Following the addition of any trust student loans that were originated after the statistical cutoff date and the addition of any add-on consolidation loans, the aggregate characteristics of the final pool of trust student loans may vary from those shown below; however, we do not believe that this variance would be material.

   The distribution by weighted average interest rate applicable to the trust student loans on any date following the statistical cutoff date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans. Moreover, the information below about the weighted average remaining terms to maturity of the trust student loans as of the statistical cutoff date may vary significantly from the actual terms to maturity of any of the trust student loans as a result of prepayments or the granting of deferral and forbearance periods on any of the trust student loans.

   The following tables also contain information concerning the total number of loans and the total number of borrowers in the portfolio of trust student loans. For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan. The following tables reflect those loan segments within the number of loans.

   Percentages and dollar amounts in any table may not total 100% or the trust student loan balance, as applicable, due to rounding.

                     COMPOSITION OF THE TRUST STUDENT LOANS
                        AS OF THE STATISTICAL CUTOFF DATE

Aggregate Outstanding Principal Balance................  $2,272,925,293
Number of Borrowers....................................          94,418
Average Outstanding Principal Balance Per Borrower.....         $24,073
Number of Loans........................................         156,837
Average Outstanding Principal Balance Per Loan.........         $14,492
Weighted Average Remaining Term to Scheduled
  Maturity.............................................      259 months
Weighted Average Annual Borrower Stated Interest
  Rate.................................................           4.73%

   We determined the weighted average remaining term to maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the base prospectus and "The Student Loan Pools--The Student Loan Corporation's Student Loan Business" in the base prospectus.

   The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments. The weighted average spread, including special allowance payments, to the three-month commercial paper rate was 2.64% as of the statistical cutoff date. See "Federal Family Education Loan Program--Special Allowance Payments" in Appendix A to the base prospectus.

   For this purpose, the three-month financial commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter.

                     DISTRIBUTION OF THE TRUST STUDENT LOANS
   BY ANNUAL BORROWER STATED INTEREST RATES AS OF THE STATISTICAL CUTOFF DATE

                                                                    Percent of
                                                                      Pool by
                                                   Aggregate        Outstanding
                                                  Outstanding        Principal
Stated Interest Rates        Number of Loans   Principal Balance      Balance
--------------------------   ---------------   ------------------   -----------
Less than 3.00% ..........            13,378   $      223,694,494          9.84%
3.00% to 3.49% ...........             8,082          166,432,958          7.32%
3.50% to 3.99% ...........             8,665          171,337,579          7.54%
4.00% to 4.49% ...........             4,226           85,622,562          3.77%
4.50% to 4.99% ...........            50,372          705,288,494         31.03%
5.00% to 5.49% ...........            44,326          479,537,946         21.10%
Greater than 5.49% .......            27,788          441,011,260         19.40%
--------------------------   ---------------   ------------------   -----------
    Total ................           156,837   $    2,272,925,293        100.00%

                     DISTRIBUTION OF THE TRUST STUDENT LOANS
                  BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER
                        AS OF THE STATISTICAL CUTOFF DATE

                                                                    Percent of
                                                                      Pool by
                                                   Aggregate        Outstanding
Range of Outstanding            Number of         Outstanding        Principal
Principal Balance               Borrowers      Principal Balance      Balance
--------------------------   ---------------   ------------------   -----------
Less than $500.00 ........                74   $           20,020              *
$500.00 - $999.99 ........               220              174,542          0.01%
$1,000.00 - $1,999.99 ....               996            1,549,006          0.07%
$2,000.00 - $2,999.99 ....             2,099            5,326,249          0.23%
$3,000.00 - $3,999.99 ....             2,291            8,084,018          0.36%
$4,000.00 - $5,999.99 ....             6,029           30,559,936          1.34%
$6,000.00 - $7,999.99 ....             6,780           47,061,541          2.07%
$8,000.00 - $9,999.99 ....             6,560           58,919,645          2.59%
$10,000.00 - $14,999.99 ..            15,833          196,673,121          8.65%
$15,000.00 - $19,999.99 ..            14,476          252,814,948         11.12%
$20,000.00 - $24,999.99 ..             8,310          185,667,813          8.17%
$25,000.00 - $29,999.99 ..             6,499          178,220,989          7.84%
$30,000.00 - $34,999.99 ..             4,614          149,520,264          6.58%
$35,000.00 - $39,999.99 ..             5,138          192,018,383          8.45%
$40,000.00 - $49,999.99 ..             5,031          224,656,923          9.88%
$50,000.00 - $59,999.99 ..             3,356          184,075,141          8.10%
$60,000.00 - $69,999.99 ..             1,891          122,195,966          5.38%
$70,000.00 - $79,999.99 ..             1,215           91,006,584          4.00%
$80,000.00 - $89,999.99 ..               820           69,410,800          3.05%
$90,000.00 - $99,999.99 ..               524           49,682,175          2.19%
$100,000.00 - $109,999.99                349           36,551,078          1.61%
$110,000.00 - $119,999.99                325           37,432,205          1.65%
$120,000.00 - $129,999.99                243           30,280,814          1.33%
$130,000.00 - $139,999.99                175           23,606,199          1.04%
$140,000.00 - $149,999.99                119           17,220,867          0.76%
$150,000.00 and greater ..               451           80,196,063          3.53%
--------------------------   ---------------   ------------------   -----------
    Total ................            94,418   $    2,272,925,293        100.00%

--------------------------

* Represents a percentage less than 0.01%.

                     DISTRIBUTION OF THE TRUST STUDENT LOANS
    BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE STATISTICAL CUTOFF DATE

                                                                    Percent of
                                                                      Pool by
                                                   Aggregate        Outstanding
Number of Months Remaining                        Outstanding        Principal
to Scheduled Maturity        Number of Loans   Principal Balance      Balance
--------------------------   ---------------   ------------------   -----------
0 to 24 ..................               431   $          875,742          0.04%
25 to 36 .................               315              527,704          0.02%
37 to 48 .................               321              543,187          0.02%
49 to 60 .................               426              891,774          0.04%
61 to 72 .................               365              829,408          0.04%
73 to 84 .................               396            1,013,347          0.04%
85 to 96 .................               452            1,373,804          0.06%
97 to 108 ................               574            1,485,741          0.07%
109 to 120 ...............            22,405           79,741,904          3.51%
121 to 132 ...............               254            1,024,819          0.05%
133 to 144 ...............            12,204           70,029,920          3.08%
145 to 156 ...............               192              921,157          0.04%
157 to 168 ...............               248            1,728,475          0.08%
169 to 180 ...............            47,356          439,532,157         19.34%
181 to 192 ...............                77              839,540          0.04%
193 to 220 ...............               169            2,104,181          0.09%
221 to 260 ...............            42,629          678,291,628         29.84%
261 to 300 ...............            17,177          460,631,513         20.27%
Over 300 .................            10,846          530,539,291         23.34%
--------------------------   ---------------   ------------------   -----------
    Total ................           156,837   $    2,272,925,293        100.00%

   We have determined the numbers of months remaining to scheduled maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the base prospectus and "The Student Loan Pools--The Student Loan Corporation's Student Loan Business" in the base prospectus. Also, see "Risk Factors--You Will Bear Prepayment and Extension Risk Due to Actions Taken by Individual Borrowers and Other Variables Beyond Our Control" in the base prospectus.

                     DISTRIBUTION OF THE TRUST STUDENT LOANS
      BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL CUTOFF DATE

                                                                    Percent of
                                                                      Pool by
                                                   Aggregate        Outstanding
Current Borrower                                  Outstanding        Principal
Payment Status               Number of Loans   Principal Balance      Balance
--------------------------   ---------------   ------------------   -----------
Deferral .................            26,058   $      439,805,992         19.35%
Forbearance ..............             8,812          178,121,613          7.84%
Repayment ................
   First year in repayment           121,967        1,654,997,688         72.81%
--------------------------   ---------------   ------------------   -----------
      Total ..............           156,837   $    2,272,925,293        100.00%

   Current borrower payment status refers to the status of the borrower of each trust student loan as of the statistical cutoff date. The borrower:

   o may have temporarily ceased repaying the loan through a deferral or a forbearance period; or

   o  may be currently required to repay the loan--repayment.

   See Appendix A to the base prospectus and "The Student Loan Pools--The Student Loan Corporation's Student Loan Business" in the base prospectus.

   The weighted average number of months in repayment for all trust student loans currently in repayment is approximately 1.5, calculated as the number of months from the disbursement date to the statistical cutoff date.

          SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE
             TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS
                        AS OF THE STATISTICAL CUTOFF DATE

                                        Scheduled Months in Status
                                  -------------------------------------
Current Borrower Payment Status   Deferral   Forbearance   Repayment(1)
-------------------------------   --------   -----------   ------------
Deferral ......................       16.4             -         279.86
Forbearance ...................          -           7.0         289.75
Repayment .....................          -             -         250.34

--------------------------

(1) Scheduled months shown in the table were determined without giving effect to any current deferral or forbearance periods or deferral or forbearance periods that may be granted in the future.

   We have determined the scheduled months in status shown in the table without giving effect to any deferral or forbearance periods that may be granted in the future. Of the $439,805,992 aggregate outstanding principal balance of the trust student loans in deferral as of the statistical cutoff date, $259,485,794 or approximately 59.0% of such loans are to borrowers who had not graduated as of that date. We expect that a significant portion of these loans could qualify for additional deferrals or forbearances at the end of their current deferral periods as the related borrowers continue their education beyond their current degree programs. As a result, the overall duration of any applicable deferral and forbearance periods as well as the likelihood of future deferral and forbearance periods within this pool of trust student loans is likely to be higher than in other pools of student loans without similar numbers of in-school consolidation loans. See Appendix A to the base prospectus and "The Student Loan Pools--The Student Loan Corporation's Student Loan Business" in the base prospectus.

                         GEOGRAPHIC DISTRIBUTION OF THE
              TRUST STUDENT LOANS AS OF THE STATISTICAL CUTOFF DATE

                                                                         Percent of
                                                                          Pool by
                                                        Aggregate       Outstanding
                                                       Outstanding       Principal
Geographic Distribution           Number of Loans   Principal Balance     Balance
-------------------------------   ---------------   -----------------   ------------
Alabama .......................             1,392   $      19,917,282           0.88%
Alaska ........................               153           2,097,145           0.09%
Arizona .......................             1,978          27,109,504           1.19%
Arkansas ......................               434           5,848,660           0.26%
California ....................            24,467         334,560,398          14.72%
Colorado ......................             1,737          24,035,677           1.06%
Connecticut ...................             2,062          34,628,410           1.52%
Delaware ......................               214           3,214,569           0.14%
District of Columbia ..........             1,386          24,019,137           1.06%
Florida .......................             7,471         101,890,623           4.48%
Georgia .......................             8,357         122,159,450           5.37%
Hawaii ........................               599           9,169,489           0.40%
Idaho .........................               459           4,953,969           0.22%
Illinois ......................             8,625         130,314,463           5.73%
Indiana .......................             1,201          16,952,604           0.75%
Iowa ..........................               386           6,044,091           0.27%
Kansas ........................               585           7,260,316           0.32%
Kentucky ......................               441           6,604,109           0.29%
Louisiana .....................             1,383          21,513,694           0.95%
Maine .........................               347           4,782,636           0.21%
Maryland ......................             4,247          67,060,104           2.95%
Massachusetts .................             3,057          49,797,905           2.19%
Michigan ......................             2,770          38,957,548           1.71%
Minnesota .....................             1,662          21,432,784           0.94%
Mississippi ...................               634           9,734,095           0.43%
Missouri ......................             1,245          21,218,560           0.93%
Montana .......................               173           2,222,012           0.10%
Nebraska ......................               257           3,928,782           0.17%
Nevada ........................               787          10,252,256           0.45%
New Hampshire .................               462           7,055,495           0.31%
New Jersey ....................             6,115          93,038,080           4.09%
New Mexico ....................               435           5,872,236           0.26%
New York ......................            36,462         531,079,317          23.37%
North Carolina ................             4,791          62,161,214           2.73%
North Dakota ..................               108           1,502,396           0.07%
Ohio ..........................             2,249          35,482,028           1.56%
Oklahoma ......................               609           9,336,408           0.41%
Oregon ........................             2,029          25,583,245           1.13%
Pennsylvania ..................             3,223          54,045,989           2.38%
Rhode Island ..................               315           5,139,610           0.23%
South Carolina ................             2,496          33,841,173           1.49%
South Dakota ..................               399           3,824,285           0.17%
Tennessee .....................             1,305          19,979,885           0.88%
Texas .........................             8,144         113,359,113           4.99%
Utah ..........................               356           4,503,533           0.20%
Vermont .......................               126           2,120,534           0.09%
Virginia ......................             3,698          58,889,344           2.59%
Washington ....................             2,618          36,200,868           1.59%
West Virginia .................               220           3,490,129           0.15%
Wisconsin .....................             1,267          18,610,414           0.82%
Wyoming .......................                69             932,721           0.04%
Other .........................               832          15,197,003           0.67%
-------------------------------   ---------------   -----------------   ------------
    Total .....................           156,837   $   2,272,925,293         100.00%

   We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer's records as of the statistical cutoff date.

   Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In addition, if a borrower pays a monthly installment after its scheduled due date, the borrower may owe a fee on that late payment. If a late fee is applied, such payment will be applied first to the applicable late fee, second to interest and third to principal. As a result, the portion of the payment applied to reduce the unpaid principal balance may be less than it would have been had the payment been made as scheduled.

   In either case, subject to any applicable deferral periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

   SLC currently offers two incentive programs to borrowers of student loans it holds. One incentive program allows for a 0.25% interest rate reduction to borrowers who elect to have their installments deducted automatically from their bank accounts. Another incentive program provides a 1.00% interest rate reduction to borrowers who pay a specified number of consecutive installments on time, starting with their first installment. This benefit is lost if a borrower is delinquent with respect to any subsequent installment. If any such incentive programs not required by the Higher Education Act are in effect for the trust student loans on any distribution date on or after the June 2009 distribution date when the outstanding principal balance of the notes exceeds the Adjusted Pool Balance, the seller either will contribute funds to the collection account in an amount equal to the interest that otherwise would have been paid on such trust student loans in the absence of the borrower incentive programs or terminate the borrower incentive programs.

   In addition, through the servicer, SLC makes payment terms available to borrowers of student loans it holds that may result in the lengthening of the remaining term of the student loans. For example, not all of the loans owned by SLC provide for level payments throughout the repayment term of the loans. Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase-in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. SLC also offers, through the servicer, an income-sensitive repayment plan, under which repayments are based on the borrower's income, and an extended repayment plan, under which certain borrowers may extend their repayment term up to 30 years.

   The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

                            DISTRIBUTION OF THE TRUST
          STUDENT LOANS BY LOAN TYPE AS OF THE STATISTICAL CUTOFF DATE

                                                      Aggregate         Percent of Pool by
                                                     Outstanding           Outstanding
Loan Type                     Number of Loans     Principal Balance     Principal Balance
---------------------------   ---------------   ---------------------   ------------------
Subsidized (Consolidated) .            75,467   $         948,713,333                41.74%
Unsubsidized (Consolidated)            81,370           1,324,211,960                58.26%
---------------------------   ---------------   ---------------------   ------------------
    Total .................           156,837   $       2,272,925,293               100.00%

                            DISTRIBUTION OF THE TRUST
       STUDENT LOANS BY REPAYMENT TERMS AS OF THE STATISTICAL CUTOFF DATE

                                                      Aggregate         Percent of Pool by
                                                     Outstanding           Outstanding
Loan Repayment Terms          Number of Loans     Principal Balance     Principal Balance
---------------------------   ---------------   ---------------------   ------------------
Level Repayment ...........           141,804   $       2,009,372,899                88.40%
Other Repayment Options(1)             15,033             263,552,394                11.60%
---------------------------   ---------------   ---------------------   ------------------
    Total .................           156,837   $       2,272,925,293               100.00%

--------------------------

(1) Includes, among others, graduated repayment, income-sensitive and interest-only period loans.

   The servicer, at the request of SLC and on behalf of the trust, may in the future offer repayment terms similar to those described above to borrowers of loans in the trust who are not entitled to these repayment terms as of the statistical cutoff date. If repayment terms are offered to and accepted by borrowers, the weighted average life of the securities could be lengthened.

   The following table provides information about the trust student loans regarding date of disbursement.

                            DISTRIBUTION OF THE TRUST
     STUDENT LOANS BY DATE OF DISBURSEMENT AS OF THE STATISTICAL CUTOFF DATE

                                                                        Percent of Pool by
                                                Aggregate Outstanding      Outstanding
Disbursement Date             Number of Loans     Principal Balance     Principal Balance
---------------------------   ---------------   ---------------------   ------------------
Pre-July 1, 2006 ..........           107,428   $       1,614,769,931                71.04%
July 1, 2006 and thereafter            49,409             658,155,362                28.96%
---------------------------   ---------------   ---------------------   ------------------
    Total .................           156,837   $       2,272,925,293               100.00%

                            DISTRIBUTION OF THE TRUST
                       STUDENT LOANS BY NUMBER OF DAYS OF
                  DELINQUENCY AS OF THE STATISTICAL CUTOFF DATE

                                                                        Percent of Pool by
                                                Aggregate Outstanding      Outstanding
Days Delinquent               Number of Loans     Principal Balance     Principal Balance
---------------------------   ---------------   ---------------------   ------------------
0-30 ......................           151,046   $       2,194,816,440                96.56%
31-60 .....................             3,028              40,158,741                 1.77%
61-90 .....................             1,278              17,004,134                 0.75%
91-120 ....................               600               7,024,891                 0.31%
121-150 ...................               388               6,329,857                 0.28%
151-180 ...................               338               5,138,790                 0.23%
181-209 ...................               159               2,452,440                 0.11%
---------------------------   ---------------   ---------------------   ------------------
    Total .................           156,837   $       2,272,925,293               100.00%

Insurance of Trust Student Loans; Guarantors of Trust Student Loans

   General. Each trust student loan is currently required to be guaranteed as to at least 97% of the outstanding principal and interest accrued under the loan at the time of the making of a claim by one of the guarantee agencies described below and reinsured by the U.S. Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some trust student loans, interest subsidy payments by the U.S. Department of Education.

   As a general rule, student loans disbursed on or after July 1, 2006 are 97% guaranteed (and student loans disbursed on or after October 1, 1993 and prior to July 1, 2006 are 98% guaranteed) by the applicable guarantor, and reinsured against default by the U.S. Department of Education. However, SLC, which was designated as an Exceptional Performer by the U.S. Department of Education in recognition of its exceptional level of performance in servicing FFELP student loans, receives 99% for all eligible FFELP default claims filed by SLC for student loans that SLC services. See "Risk Factors--You May Incur Losses or Delays in Payments on Your Notes if Borrowers

Default on the Student Loans" in this prospectus supplement and "Appendix A--Federal Family Education Loan Program--Guarantee Agencies under the FFELP" in the base prospectus.

   No insurance premium is charged to a borrower or a lender in connection with a consolidation loan. However, FFELP lenders must pay a monthly rebate fee to the U.S. Department of Education at an annualized rate of 1.05% on principal of and interest on consolidation loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62% on consolidation loans for which consolidation loan applications were received between October 1, 1998 and January 31, 1999. The trust will pay this consolidation loan rebate prior to calculating Available Funds.

   Guarantee Agencies for the Trust Student Loans. The eligible lender trustee has entered into a separate guarantee agreement with each of the guarantee agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

   Under the Higher Education Amendments of 1992, if the U.S. Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the U.S. Department of Education and the U.S. Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency. However, the U.S. Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the U.S. Department of Education making the determination referred to above. We cannot assure you that the U.S. Department of Education would ever make that determination with respect to a guarantee agency or, if that determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner. See "Appendix A--Federal Family Education Loan Program--Guarantee Agencies under the FFELP" in the base prospectus.

   The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor:

                   DISTRIBUTION OF THE TRUST STUDENT LOANS BY
               GUARANTEE AGENCY AS OF THE STATISTICAL CUTOFF DATE

                                                                               Aggregate          Percent of Pool
                                                                              Outstanding          by Outstanding
Guarantee Agency                                       Number of Loans     Principal Balance     Principal Balance
----------------------------------------------------   ---------------   ---------------------   ------------------
California Student Aid Commission ..................            34,338   $         441,884,102                19.44%
Educational Credit Management Corp. of Virginia ....             1,082              14,082,615                 0.62%
Georgia Higher Education Assistance Corporation ....             2,578              34,618,469                 1.52%
Illinois Student Assistance Commission .............             7,683             120,536,044                 5.30%
Kentucky Higher Education Assistance Authority .....               570               8,481,762                 0.37%
Nebraska Student Loan Program ......................             4,611              76,061,714                 3.35%
New York State Higher Education Services Corporation            61,817             935,652,773                41.17%
Tennessee Student Assistance Corporation ...........               273               3,635,700                 0.16%
Texas Guaranteed Student Loan Corporation ..........             6,750              86,923,644                 3.82%
United Student Aid Funds, Inc. .....................            36,636             545,280,463                23.99%
Other ..............................................               499               5,768,006                 0.25%
----------------------------------------------------   ---------------   ---------------------   ------------------
    Total ..........................................           156,837   $       2,272,925,293               100.00%

   Some historical information about each of the guarantee agencies that guarantees trust student loans comprising at least 10% of the expected Initial Pool Balance is provided below. For purposes of the following tables we refer to these guarantee agencies as the "Significant Guarantors." The information shown for the Significant Guarantors relates to all student loans, including but not limited to trust student loans, guaranteed by the Significant Guarantor.

   We obtained the information in these tables from various sources, including from the Significant Guarantors themselves or, if not available from the Significant Guarantors, from U.S. Department of Education publications and data. None of the depositor, SLC or the underwriters have audited or independently verified this information for accuracy or completeness.

   Guarantee Volume. The following table describes the approximate aggregate principal amount of federally reinsured student loans, excluding consolidation loans, that first became guaranteed by the Significant Guarantors in each of the five federal fiscal years shown:

                                                           Loans Guaranteed
                           ----------------------------------------------------------------------------------
                                                         Federal Fiscal Year
                           ----------------------------------------------------------------------------------
Name of Guarantee Agency        2001             2002             2003             2004             2005
------------------------   --------------   --------------   --------------   --------------   --------------
California Student Aid .
   Commission ..........    2,792,000,000    3,523,000,000    4,421,000,000    5,712,000,000    6,577,000,000
New York State Higher ..
   Education Services ..
   Corporation .........    1,926,000,000    2,156,000,000    2,414,000,000    2,563,000,000    2,711,000,000
United Student Aid .....
   Funds, Inc ..........    7,379,000,000    8,162,000,000    9,587,000,000    9,907,000,000   10,724,000,000

   Reserve Ratio. A Significant Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. For this purpose:

   o Cumulative cash reserves are cash reserves plus (1) sources of funds, including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings, minus (2) uses of funds, including claims paid to lenders, operating expenses, lender fees, the U.S. Department of Education's share of collections on claims paid, returned advances and reinsurance fees.

   o The original principal amount of outstanding loans consists of the original principal amount of loans guaranteed by the guarantor minus the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred to the guarantor from other guarantors.

   The following table shows the Significant Guarantors' reserve ratios for the last five federal fiscal years:

                                                                Reserve Ratio as of Close of
                                                                     Federal Fiscal Year
                                                       ----------------------------------------------
Guarantors                                              2001      2002      2003      2004      2005
----------------------------------------------------   ------    ------    ------    ------    ------
California Student Aid Commission ..................      0.9%      0.4%      0.3%      0.3%      0.3%
New York State Higher Education Services Corporation      0.8%      0.7%      0.5%      0.4%      0.3%
United Student Aid Funds, Inc. .....................      1.0%      0.7%      0.7%      0.6%      0.5%

   Recovery Rates. A guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined for each year by dividing the cumulative amount recovered from borrowers by the guarantor by the cumulative aggregate amount of default claims paid by the guarantor. The table below shows the cumulative recovery rates for the Significant Guarantors for the last five federal fiscal years for which information is available:

                                                                        Recovery Rate
                                                                     Federal Fiscal Year
                                                       ----------------------------------------------
Guarantors                                              2001      2002      2003      2004      2005
----------------------------------------------------   ------    ------    ------    ------    ------
California Student Aid Commission ..................     19.3%     23.1%     27.2%       27%     31.1%
New York State Higher Education Services Corporation      n/s       n/s       n/s       n/s       n/s
United Student Aid Funds, Inc. .....................     33.9%     32.8%     30.1%     35.5%     35.1%

   n/s: Not supplied by the New York State Higher Education Services
Corporation.

   Claims Rate. The following table shows the claims rates of the Significant Guarantors for the last five federal fiscal years:

                                                                         Claims Rate
                                                                     Federal Fiscal Year
                                                       ----------------------------------------------
Guarantors                                              2001      2002      2003      2004      2005
----------------------------------------------------   ------    ------    ------    ------    ------
California Student Aid Commission ..................      2.6%      2.5%      2.1%      2.1%      2.8%
New York State Higher Education Services Corporation      1.6%      1.4%      1.9%      1.5%      1.7%
United Student Aid Funds, Inc. .....................      2.5%      2.0%      1.4%      1.1%      1.4%

   Each guarantee agency's guarantee obligations with respect to any trust student loan are conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. These conditions include, but are not limited to, the following:

   o the origination and servicing of the trust student loan being performed in accordance with the FFELP, the Higher Education Act, the guarantee agency's rules and other applicable requirements;

   o the timely payment to the guarantee agency of the guarantee fee payable on the trust student loan; and

   o the timely submission to the guarantee agency of all required pre-claim delinquency status notifications and of the claim on the trust student loan.

   Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guarantee agency to honor its guarantee agreement on the trust student loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.

   See "Appendix A--Federal Family Education Loan Program" to the base prospectus.

   California Student Aid Commission ("CSAC") has advised us that CSAC is projecting that it will be able to meet all its financial obligations under the FFEL program as they come due during the fiscal year beginning on October 1, 2006. Nonetheless, CSAC has advised us that CSAC presently is exploring an arrangement with the State of California to ensure that it can meet all obligations in the event of a short-term funding need.

   Prospective investors may consult the U.S. Department of Education Data Books for further information concerning the guarantors.

Cure Period for Trust Student Loans

   SLC, the depositor or the servicer, as applicable, will be obligated to purchase, or to substitute qualified substitute student loans for, any trust student loan in the event of a material breach of certain representations, warranties or covenants concerning the trust student loan, following a period during which the breach may be cured. For purposes of trust student loans, the cure period will be 210 days. However, in the case of breaches that may be cured by the reinstatement of the guarantor's guarantee of the trust student loan, the cure period will be 360 days. In each case the cure period begins on the earlier of the date on which the breach is discovered and the date of the servicer's receipt of the guarantor reject transmittal form with respect to the trust student loan. The purchase or substitution will be made not later than the end of the 210-day cure period or not later than the 60th day following the end of the 360-day cure period, as applicable.

   Notwithstanding the foregoing, if as of the last business day of any month the aggregate principal amount of trust student loans for which claims have been filed with and rejected by a guarantor as a result of a breach by the depositor or the servicer or for which the servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of that breach exceeds 1% of the Pool Balance, then the servicer or the depositor, as applicable, will be required to purchase, within 30 days of a written request by the owner trustee or the indenture trustee, such affected trust student loans in an aggregate principal amount so that after the purchases the aggregate principal amount of affected trust student loans is less than 1% of the Pool Balance. The trust student loans to be purchased by the servicer or the depositor pursuant to the preceding sentence will be based on the date of claim rejection, with the trust student loans with the earliest of these dates to be purchased first. See "Servicing and Administration--Servicer Covenants" and "Transfer Agreements--Sale of Student Loans to the Issuing Entity; Representations and Warranties of the Depositor" and "--Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers" in the base prospectus.

Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with
   Other Trusts

   Due to a U.S. Department of Education policy limiting the granting of new lender identification numbers, the eligible lender trustee will be allowed under the trust agreement to permit other trusts established by the depositor to securitize student loans to use the U.S. Department of Education lender identification number applicable to the trust. In that event, the billings submitted to the U.S. Department of Education for interest subsidy and special allowance payments on loans in the trust would be consolidated with the billings for the payments for student loans in other trusts using the same lender identification number and payments on the billings would be made by the U.S. Department of Education in lump sum form. These lump sum payments would then be allocated among the various trusts using the same lender identification number.

   In addition, the sharing of the lender identification number with other trusts may result in the receipt of claim payments from guarantee agencies in lump sum form. In that event, these payments would be allocated among the trusts in a manner similar to the allocation process for interest subsidy and special allowance payments.

   The U.S. Department of Education regards the eligible lender trustee as the party primarily responsible to the U.S. Department of Education for any liabilities owed to the U.S. Department of Education or guarantee agencies resulting from the eligible lender trustee's activities in the FFELP. As a result, if the U.S. Department of Education or a guarantee agency were to determine that the eligible lender trustee owes a liability to the U.S. Department of Education or a guarantee agency on any student loan included in a trust using the shared lender identification number, the U.S. Department of Education or that guarantee agency would be likely to collect that liability by offset against amounts due the eligible lender trustee under the shared lender identification number, including amounts owed in connection with the trust.

   In addition, other trusts using the shared lender identification number may in a given quarter incur consolidation origination fees that exceed the interest subsidy and special allowance payments payable by the U.S. Department of Education on the loans in the other trusts, resulting in the consolidated payment from the U.S. Department of Education received by the eligible lender trustee under the lender identification number for that quarter equaling an amount that is less than the amount owed by the U.S. Department of Education on the loans in the trust for that quarter.

   The servicing agreement for the trust and the servicing agreements for the other trusts established by the depositor that share the lender identification number to be used by the trust will require any trust to indemnify the other trusts against a shortfall or an offset by the U.S. Department of Education or a guarantee agency arising from the student loans held by the eligible lender trustee on the trust's behalf.

                            DESCRIPTION OF THE NOTES

General

   The notes will be issued under an indenture substantially in the form filed as an exhibit to the registration statement to which this prospectus supplement relates. The issuance of the notes was authorized by a resolution of the Board of Directors of the Depositor. The following summary describes some terms of the notes, the indenture and the trust agreement. The base prospectus describes other terms of the notes. See "Description of the Notes" and "Certain Information Regarding the Notes" in the base prospectus. The following summary presents only brief descriptions of the material terms of these transaction documents and is subject to actual provisions of the notes, the indenture and the trust agreement.

The Notes

   The Class A Notes.

   Distributions of Interest. Interest will accrue on the outstanding principal balances of the class A notes at their respective interest rates. Interest will accrue during each applicable accrual period and will be payable to the class A noteholders on each distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum specified in the definition of Class A Note Interest Shortfall in the Glossary. Interest payments on the class A notes for any distribution date will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). See "--Distributions" and "--Credit Enhancement" in this prospectus supplement. If these sources are insufficient to pay the Class A Noteholders' Interest Distribution Amount for that distribution date, the shortfall will be allocated pro rata to the class A noteholders, based upon the total amount of interest then due on each class of class A notes.

   The interest rate for each class of class A notes for each accrual period will be equal to three-month LIBOR, except for the first accrual period, plus or minus the following applicable spread:

                          Class of Notes                    Spread
           ------------------------------------------   ---------------
           Class A-1 ................................    minus 0.02%
           Class A-2 ................................     plus 0.00%
           Class A-3 ................................     plus 0.02%
           Class A-4 ................................     plus 0.08%
           Class A-5 ................................     plus 0.10%
           Class A-6 ................................     plus 0.16%

   LIBOR for the first accrual period for all classes of notes will be determined by the following formula:

   x + [a/b x (y - x)]

   where:

   x = two-month LIBOR;

   y = three-month LIBOR;

   a = the actual number of days from the maturity date of two-month LIBOR to the first distribution date; and

   b = the actual number of days from the maturity date of two-month LIBOR and the maturity date of three-month LIBOR;

   The administrator will determine LIBOR for the specified maturity for each accrual period on the second business day before the beginning of that accrual period, as described under "--Determination of LIBOR below.

   Distributions of Principal. Principal payments will be made to the class A noteholders on each distribution date in an amount generally equal to the Principal Distribution Amount multiplied by the Class A Percentage for that distribution date, until the principal balance of each class of the class A notes is reduced to zero. Principal payments on the class A notes will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). See "--Distributions", "--Credit Enhancement" and "--The Class B Notes--Subordination of the Class B Notes" in this prospectus supplement. If these sources are insufficient to pay the Class A Noteholders' Principal Distribution Amount for a distribution date, the shortfall will be added to the principal payable to the class A noteholders with respect to principal on subsequent distribution dates.

   Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class A notes except at maturity of the applicable class of notes or on the final distribution upon termination of the trust.

   Principal payments will be applied on each distribution date in the priorities set forth under "--Distributions" below.

   However, notwithstanding any other provision to the contrary, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the class A notes will be made pro rata, without preference or priority.

   The aggregate outstanding principal balance of each class of class A notes will be due and payable in full on its maturity date. The actual date on which the aggregate outstanding principal and accrued interest of a class of class A notes is paid may be earlier than its maturity date, based on a variety of factors as described in "You Will Bear Prepayment and Extension Risk Due to Actions Taken by Individual Borrowers and Other Variables Beyond Our Control" under "Risk Factors" in the base prospectus.

   The Class B Notes.

   Distributions of Interest. Interest will accrue on the principal balance of the class B notes at the class B interest rate. Interest will accrue during each accrual period and will be payable to the class B noteholders on each distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date, together with an amount equal to interest on the unpaid amount at the class B interest rate. Interest payments on the class B notes for any distribution date will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). See "--Distributions", "--Credit Enhancement--Reserve Account" and "--The Class B Notes--Subordination of the Class B Notes" below.

   The interest rate for the class B notes with respect to each accrual period will be equal to three-month LIBOR plus 23%, except for the first accrual period. The administrator will determine LIBOR for the class B notes for each accrual period in the same manner as for the class A notes.

   Distributions of Principal. Principal payments will be made to the class B noteholders on each distribution date on and after the Stepdown Date, provided that a Trigger Event has not occurred and is continuing, in an amount generally equal to the Class B Noteholders' Principal Distribution Amount for that distribution date. Principal payable on any distribution date will generally be funded from the portion of Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). Amounts on deposit in the reserve account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make principal payments on the class B notes except at their maturity and on the final distribution upon termination of the trust. See "--Distributions" and "--Credit Enhancement--Reserve Account" in this prospectus supplement.

   The outstanding principal balance of the class B notes will be due and payable in full on the class B maturity date to the extent of Available Funds. The actual date on which the final distribution on the class B notes will be made may be earlier than the class B maturity date, however, based on a variety of factors.

   Subordination of the Class B Notes. On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest, and if a Class B Interest Subordination Condition is in effect, to the payment of principal, on the class A notes. On any distribution date, principal payments on the class B notes will be subordinated to the payment of both interest and principal on the class A notes.

   Consequently, on any distribution date, Available Funds, amounts on deposit in the reserve account remaining after payment of the primary servicing fee, and, through the March 2008 distribution date, amounts on deposit in the capitalized interest account will be applied to the payment of interest on the class A notes prior to any payment of interest on the class B notes, and no payments of the principal balance on the class B notes will be made on that distribution date until the class A notes have received the applicable Class A Noteholders' Principal Distribution Amount.

      Notwithstanding the foregoing, if

   (1) on any distribution date following distributions under clauses (a) through (j) under "--Distributions--Distributions from the Collection Account" below to be made on that distribution date, the outstanding principal balance of the class A notes, would be in excess of:

   o the outstanding principal balance of the trust student loans as of the last day of the related collection period plus

   o any accrued but unpaid interest on the trust student loans as of the last day of the related collection period plus

   o the balance of the capitalized interest account on the distribution date following those distributions made with respect to clauses (b) and (c) (or clause (b) if a Class B Interest Subordination Condition is in effect) under "--Distributions--Distributions from the Collection Account" below plus

   o the balance of the add-on consolidation loan account on that distribution date plus

   o the balance of the reserve account on the distribution date following those distributions made under clauses (a) through (j)
      "--Distributions--Distributions from the Collection Account" below minus

   o  the Specified Reserve Account Balance for that distribution date, or

   (2) an event of default relating to payment or bankruptcy under the indenture affecting the class A notes has occurred and is continuing,

then, until the conditions described in (1) or (2) above no longer exist, the amounts on deposit in the collection account and the reserve account will be applied on that distribution date to the payment of the Class A Noteholders' Distribution Amount before any amounts are applied to the payment of the Class B Noteholders' Distribution Amount. So long as any class A notes are outstanding, the failure to pay interest on any class B notes will not constitute an event of default.

Determination of LIBOR

   LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars having the specified maturity commencing on the first day of the accrual period, as that rate appears on Telerate Page 3750, Bloomberg Page BBAM, or another page of these or any other financial reporting service in general use in the financial services industry, as of 11:00 a.m., London time, on the related LIBOR Determination Date. If no rate is so reported on the related LIBOR Determination Date, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks, The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the specified maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

   For this purpose:

   o "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period.

   o "Reference Banks" means four major banks in the London interbank market selected by the administrator.

   For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. Interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

Notice of Interest Rates

   Information concerning the past and current LIBOR, any other applicable index, and the interest rates applicable to the notes will be available on SLC's website at http://www.studentloan.com or by telephoning the administrator at
(800) 967-2400 between the hours of 9 a.m. and 4 p.m., Eastern time, on any business day and will also be available through Moneyline Telerate Service or Bloomberg L.P. For each class of notes listed on the Irish Stock Exchange, the administrator will also notify the Irish paying agent, and will cause the Irish Stock Exchange to be notified, of the current interest rate for each class of notes listed on the exchange prior to the first day of each accrual period.

Additional Information Concerning Accounts and Eligible Investments

   The indenture administrator will establish and maintain the collection account for the benefit of the noteholders, in the name of the indenture trustee, into which all payments on the trust student loans will be deposited. The indenture administrator will also establish the reserve account and the capitalized interest account in the name of the indenture trustee, for the benefit of the noteholders;.

   The indenture administrator will invest funds in the collection account, the add-on consolidation loan account, the reserve account and the capitalized interest account in eligible investments as provided in the indenture. Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the ratings of the notes. Subject to some conditions, eligible investments may include debt instruments or other obligations (including asset-backed notes) issued by the depositor or its affiliates, other trusts originated by the depositor or its affiliates or third parties and repurchase obligations of those persons with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof. Eligible investments are limited to obligations or debt instruments that are expected to mature not later than the business day immediately preceding the next applicable distribution date, or, with respect to the collection account only, the next monthly servicing fee payment date, to the extent of the primary servicing fee. See "Servicing and Administration--Accounts" in the base prospectus for a more complete description of eligible investments.

Consolidation Loan Add-On Period

   The Higher Education Act permits borrowers to add additional eligible education loans to an existing consolidation loan up to 180 days after the origination of that consolidation loan. If the borrower of a trust student loan wanted to include an additional student loan in that borrower's existing consolidation loan and if the trust could not fund that additional student loan, the related trust student loan would have to be removed from the trust and treated as having been prepaid in full. To mitigate this effect, during the consolidation loan add-on period, which is the period from the closing date through April 15, 2007, the trust will be permitted to fund add-on consolidation loans, which would increase the outstanding principal balance of an existing trust student loan, but only to the extent of funds on deposit in the add-on consolidation loan account.

   To the extent that the principal balance of an additional student loan that a borrower of a trust student loan wanted to include in that borrower's existing consolidation loan exceeded the funds then available in the add-on consolidation loan account, the servicer will be required under the servicing agreement to repurchase the entire trust student loan.

   On the closing date, the depositor will fund the add-on consolidation loan account with proceeds from the sale of the notes in an amount of $18,750,000, which amount will constitute 0.74% of the Pool Balance as of the statistical cutoff date and 73% of the outstanding principal amount of the notes. No additional deposits will be made into the add-on consolidation loan account. Amounts may be withdrawn from time to time during the consolidation loan add-on period to fund add-on consolidation loans and for no other purposes. Add-on consolidation loans will be added to the trust at a price equal to their outstanding principal balance plus accrued and unpaid interest, if any, thereon, and following the repayment in full to the applicable lender of the outstanding eligible education loan which the borrower wants to add to an existing trust student loan, the outstanding principal balance of the related trust student loan will be increased by the amount withdrawn from the add-on consolidation loan account with respect to such repayment. Any funds remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will be transferred to the collection account on the business day immediately following the end of that period and will be included as part of Available Funds on the immediately following distribution date.

   With respect to add-on consolidation loans, the indenture administrator at the direction of the administrator will transfer from the add-on consolidation loan account (but only to the extent of available amounts on deposit therein) an amount equal to the principal balance of each add-on consolidation loan plus accrued and unpaid interest, if any, thereon to the applicable lender in repayment of the related trust student loan, and the principal balance of the related trust student loan will be increased by the same amount.

Servicing Compensation

   The servicer will be entitled to receive the servicing fee in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as servicer for the trust. The primary servicing fee will be payable on each monthly servicing payment date and will be paid solely out of Available Funds and amounts on deposit in the reserve account on that date. The carryover servicing fee will be payable to the servicer on each distribution date out of Available Funds after payment on that distribution date of clauses (a) through (g) under "--Distributions--Distributions from the Collection Account" in this prospectus supplement. The carryover servicing fee will be subject to increase agreed to by the administrator, the eligible lender trustee and the servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the servicer in providing the services to be provided under the servicing agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, or postal rates. The servicer will be solely responsible for the payment of fees due to the sub-servicer and the administrator.

Additional Information Concerning Servicing Procedures

   The servicer will keep ongoing records on the trust student loans and its collection activities utilizing the same standards it uses for similar student loans owned by SLC and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including the Higher Education Act. It will also furnish periodic statements to the indenture trustee, the indenture administrator, the eligible lender trustee and the noteholders. See "Servicing and Administration--Statements to Indenture Trustee, Indenture Administrator and Trust" in the base prospectus.

Additional Information Concerning Payments on Student Loans

   The servicing agreement will not require the servicer to make advances to any trust and no such advances have been made by the servicer with respect to any trust student loans.

Additional Information Concerning Servicer Covenants

   The servicer will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest-only, deferral or forbearance periods or otherwise in accordance with the same standards it uses for similar student loans owned by SLC and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including the Higher Education Act. See "Servicing and Administration--Servicer Covenants" in the base prospectus.

   All expenses related to the resignation or removal for cause of the servicer or any successor servicer will be paid solely by the servicer being replaced.

Distributions

   Deposits into the Collection Account. On or before the third business day immediately prior to each distribution date, the servicer and the administrator will provide the indenture administrator with certain information as to the preceding collection period, including the amount of Available Funds received from the trust student loans (and the add-on consolidation loan account, if applicable) and the aggregate purchase amount of the trust student loans to be purchased by SLC, the depositor or the servicer.

   Except as provided in the next paragraph, the servicer will deposit all payments on the trust student loans and all proceeds of the trust student loans collected by it during each collection period into the collection account within two business days of receipt. Except as provided in the next paragraph, the eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the student loans received by it for each collection period into the collection account within two business days of receipt.

   Distributions from the Collection Account. On each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture administrator to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the collection account.

   On or before each distribution date, the administrator will instruct the indenture administrator to first pay or reimburse itself and the indenture trustee for all amounts due to it and the indenture trustee under the indenture for the related distribution date, next to pay or reimburse the owner trustee for all amounts due to it under the trust agreement for the related distribution date, next to pay or reimburse the eligible lender trustee for all amounts due to it under the eligible lender trust agreements for the related distribution date (these amounts payable to the indenture administrator, the indenture trustee, the owner trustee and the eligible lender trustee not to exceed $30,000 per annum in the aggregate) and then make the following deposits and distributions in the amounts and in the order of priority shown below, except as otherwise provided under "Description of the Notes--The Notes--The Class B Notes--Subordination of the Class B Notes" and "--The Notes--The Class A Notes--Distributions of Principal", to the extent of the Available Funds for that distribution date, amounts transferred from the capitalized interest account through the March 2008 distribution date with respect to clauses (b) and
(c) below (or clause (b) below if a Class B Interest Subordination Condition is in effect) for that distribution date and amounts transferred from the reserve account with respect to that distribution date:

      (a) to the servicer, the primary servicing fee due on that distribution date;

      (b) to the class A noteholders, the Class A Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders' Interest Distribution Amount;

      (c) if the Class B Interest Subordination Condition is not in effect, to the class B noteholders, the Class B Noteholders' Interest Distribution Amount;

      (d) sequentially, to the class A-1, class A-2, class A-3 class A-4, class A-5 and class A-6 noteholders, in that order, until each such class is paid in full, the Class A Noteholders' Principal Distribution Amount;

      (e) if the Class B Interest Subordination Condition is in effect, to the class B noteholders, the Class B Noteholders' Interest Distribution Amount;

      (f) on or after the Stepdown Date, to the class B noteholders until paid in full, the Class B Noteholders' Principal Distribution Amount; provided that (x) if a Trigger Event has occurred and is continuing and (y) any class A notes are outstanding, then the remaining Available Funds will be distributed sequentially to the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-6 noteholders, in that order, until each such class is paid in full;

      (g) to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

      (h) to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;

      (i) to the indenture administrator, the indenture trustee, the owner trustee, the eligible lender trustee, the Irish paying agent and The Irish Stock Exchange Limited in respect of its fees, pro rata, for all amounts due to each and not previously paid for the related distribution date; and

      (j) to the holder of the trust certificate (initially, the depositor or an affiliate thereof), any remaining amounts after application of the preceding clauses.

   Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date, on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, the administrator will direct the indenture administrator to distribute as accelerated payments of principal on the notes all amounts that would otherwise be paid to the holder of the trust certificate.

   The trust certificate will represent the ownership of the residual interest in the trust. Under the purchase agreement between the depositor and SLC, the depositor will transfer the trust certificate to SLC as part of the consideration for the sale of the trust student loans being sold to the depositor by SLC under the related purchase agreement.

Distributions Following an Event of Default and Acceleration of the Maturity of the Notes

  Following the occurrence of an event of default and an acceleration of the notes, as described under "Description of the Notes--The Indenture--Events of Default; Rights upon Event of Default" in the base prospectus, the priority of distributions on each distribution date shown above under "--Distributions--Distributions from the Collection Account" will be made in the following order of priority:

   first, to the indenture trustee and the indenture administrator for amounts due to the indenture trustee and the indenture administrator, respectively, for fees and expenses (but only to the extent not paid by the administrator or the depositor), to the owner trustee for amounts due to it under the trust agreement and to the eligible lender trustee for amounts due to it under the eligible lender trust agreements;

   second, to the servicer for due and unpaid primary servicing fees;

   third, to the class A noteholders, for amounts due and unpaid on the class A notes for interest at the applicable rate of interest on those notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the class A notes for that interest;

   fourth, to the class A noteholders, ratably, an amount sufficient to reduce the respective principal balances of those class A notes to zero, ratably, without preference or priority of any kind, according to the amounts due and payable on the class A notes for that principal;

   fifth, to the class B noteholders for amounts due and unpaid on the class B notes for interest at the applicable rate of interest on those notes;

   sixth, to the class B noteholders, an amount sufficient to reduce the outstanding principal amount of the class B notes to zero;

   seventh, to the servicer, for any unpaid carryover servicing fees; and

   eighth, to the trust certificateholder, any remaining funds.

Voting Rights and Remedies

   Noteholders will have the voting rights and remedies described in the base prospectus. See "Transfer Agreements--Amendments to Transfer Agreements", "Servicing and Administration--Servicer Default", "Servicing and Administration--Rights upon Servicer Default", "Servicing and Administration--Waiver of Past Defaults", "Servicing and Administration--Administrator Default", "Servicing and Administration--Rights upon Administrator Default", "Description of the Notes--The Indenture--Modification of Indenture", "Description of the Notes--The Indenture--Events of Default; Rights upon Event of Default" and "Certain Information Regarding the Notes--Definitive Notes" in the base prospectus.

Credit Enhancement

   Excess Interest. Excess interest is created when interest collections received on the trust student loans during a collection period and related investment earnings exceed the interest on the note at the related note interest rates and certain fees and expenses of the trust. Excess interest with respect to the trust student loans is intended to provide "first loss" protection for the notes. Excess interest (as part of all interest collections) will be collected and deposited into the collection account and will become part of the Available Funds. There can be no assurance as to the rate, timing or amount, if any, of excess interest. The application of excess interest to the payment of principal on your notes will affect the weighted average life and yield on your investment. Excess interest not applied to make required distributions on any distribution date, and not deposited into the reserve account, will be paid to the trust certificateholder and will not be available on subsequent distribution dates to make payments on any class of the notes.

   Reserve Account. The reserve account will be created with an initial deposit by the trust on the closing date of cash in an amount equal to $6,296,875. The reserve account may be replenished on each distribution date, by a deposit into it of the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment for that distribution date under clauses (a) through (f) under "--Distributions--Distributions from the Collection Account" in this prospectus supplement above.

   If the market value of securities and cash in the reserve account on any distribution date is sufficient to pay the remaining principal balance of and interest accrued on the notes and any carryover servicing fee, these assets will be so applied on that distribution date.

   If the amount on deposit in the reserve account on any distribution date after giving effect to all deposits or withdrawals from the reserve account on that distribution date is greater than the Specified Reserve Account Balance for that distribution date, the administrator will instruct the indenture administrator to deposit the amount of the excess into the collection account for distribution on that distribution date.

   Amounts held from time to time in the reserve account will continue to be held for the benefit of the trust. Funds will be withdrawn from cash in the reserve account on any distribution date or, in the case of the payment of any primary servicing fee, on any monthly servicing payment date, to the extent that the amount of Available Funds and the amount on deposit in the capitalized interest account on that distribution date or monthly servicing payment date is insufficient to pay any of the items specified in clauses (a) through (c) (or, if a Class B Interest Subordination Condition is in effect, clauses (a) and (b) from the capitalized interest account and clauses (a), (b) and (e) from Available Funds) under "--Distributions--Distributions from the Collection Account" above. These funds also will be withdrawn at maturity of a class of notes or on the final distribution upon termination of the trust to the extent that the amount of Available Funds at that time is insufficient to pay any of the items specified in clauses (d) and (f) and, in the case of the final distribution upon termination of the trust, clause (h) under "--Distributions--Distributions from the Collection Account" above. These funds will be paid from the reserve account to the persons and in the order of priority specified above for distributions out of the collection account.

   The reserve account is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the reserve account could be reduced to zero. Except on the final distribution upon termination of the trust, amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to cover any carryover servicing fees. Amounts on deposit in the reserve account will be available to pay principal on the notes and accrued interest at the maturity of the notes, and to pay the carryover servicing fee and carry-over amounts on the final distribution upon termination of the trust.

   Capitalized Interest Account. The capitalized interest account will be created with an initial deposit by the trust on the closing date of cash in an amount equal to $61,000,000. The initial deposit will not be replenished.

   Amounts held from time to time in the capitalized interest account will be held for the benefit of the class A noteholders and the class B noteholders, as applicable. If on any distribution date through the March 2008 distribution date, the amount of Available Funds is insufficient to pay or allocate any of the items specified in clauses (b) and (c) (or clause (b) if a Class B Interest Subordination Condition is in effect) under "--Distributions--Distributions from the Collection Account" above, amounts on deposit in the capitalized interest account on that distribution date will be withdrawn by the indenture administrator to cover those shortfalls, to the extent of funds on deposit therein, and will be allocated in the same order of priority shown under "--Distributions--Distributions from the Collection Account" above.

   All remaining funds on deposit in the capitalized interest account on the March 2008 distribution date will be transferred to the collection account and included in Available Funds on that distribution date.

   The capitalized interest account is intended to enhance the likelihood of timely distributions of interest to the noteholders through the March 2008 distribution date.

   Priority of the Notes. On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest, and if a Class B Interest Subordination Condition is in effect, to the payment of principal, on the class A notes. Distributions of principal on the class B notes will be subordinated to the payment of both interest and principal on all of the class A notes. See "Description of the Notes--The Notes--The Class B Notes--Subordination of the Class B Notes" in this prospectus supplement.

Trust Fees and Expenses

   Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor. Such expenses are not paid from proceeds of the sale of the notes.

   The table below sets forth the fees payable by or on behalf of the trust after issuance of the notes.

          Party                                   Amount
----------------------    ------------------------------------------------------
Servicer(1)...........    The primary servicing fee for any month is equal to
                          1/12th of an amount not to exceed 0.50% of the
                          outstanding principal amount of the trust student
                          loans, plus the amount of any carryover servicing fee.
Eligible Lender           $5,000 per annum total, payable in advance.
  Trustee, Indenture
  Trustee and
  Indenture
  Administrator(2)....
Owner Trustee(2)......    $4,000 per annum, payable in advance.
Irish Paying Agent(3).    (euro)650 per annum, payable annually in arrears from
                          the date of listing.

--------------------------

(1) To be paid before any amounts are distributed to the noteholders.

(2) Fees and expenses up to $30,000 per annum in the aggregate to be paid before amounts distributed to the noteholders. Remaining amounts, if any, will be subordinate to amounts payable to the noteholders.

(3) Subordinate to amounts payable to the noteholders.

Determination of Indices

   For a discussion of the day count basis, interest rate determination dates, interest rate change dates and possible interest rate indices applicable for a class of notes, see "Certain Information Regarding the Notes--Determination of Indices" in the base prospectus.

Optional Purchase

   The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date when the pool balance is 10% or less of the Initial Pool Balance.

   The exercise of this purchase option will result in the early retirement of the remaining notes. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount and not more than a prescribed maximum purchase amount.

   This prescribed minimum purchase amount is the amount that would be sufficient to:

   o  pay to noteholders the interest payable on the related distribution date;
      and

   o reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero.

   The prescribed maximum purchase amount is an amount equal to the fair market value of the remaining trust student loans, including accrued but unpaid interest, as of the end of the related collection period. See "The Student Loan Pools--Termination" in the base prospectus.

Auction of Trust Assets

   If the servicer does not purchase or arrange for the purchase of all remaining trust student loans on the first distribution date after the date on which the pool balance is 10% or less of the Initial Pool Balance, the indenture administrator will engage a third-party financial advisor, which may be an affiliate of SLC and which may include an underwriter of the securities or the administrator, to try to auction any trust student loans remaining in the trust. Only third parties unrelated to SLC may make bids to purchase these trust student loans on the trust auction date.

   The trust auction date will be the third business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional purchase right. The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee, the indenture trustee and the indenture administrator, in writing, that it intends to exercise its purchase option before the financial advisor, on behalf of the indenture administrator, accepts a bid to purchase the trust student loans.

   If at least two bids are received, the financial advisor, on behalf of the indenture administrator, will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The financial advisor, on behalf of the indenture administrator, will accept the highest of the remaining bids if it equals or exceeds the higher of:

   o the minimum purchase amount described under "--Optional Purchase" above (plus any amounts owed to the servicer as carryover servicing fees); or

   o the fair market value of the trust student loans, including accrued but unpaid interest, as of the end of the related collection period.

   If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the financial advisor will not complete the sale. The indenture administrator at the direction of the depositor will be required to consult with a financial advisor, including an underwriter of the securities or the administrator, to determine the fair market value of the trust student loans. The indenture administrator and the financial advisor will be entitled to the reimbursement of all of their and their respective agents' fees, expenses and costs whether or not such auction sale is consummated.

   The net proceeds of any auction sale will be used to retire any outstanding notes on the related distribution date.

   If the sale is not completed, as described above, the financial advisor, on behalf of the indenture administrator, will continue to solicit and re-solicit bids for sale of the trust student loans upon the same terms described above, including the servicer's waiver of its option to purchase the remaining trust student loans, until the financial advisor has received at least one bid that equals or exceeds the minimum purchase amount described under "Optional Purchase" above.

   The financial advisor may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

   If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture administrator to distribute the amount of the excess as accelerated payments of note principal.

   See "The Student Loan Pools--Termination" in the base prospectus.

   Upon termination of the trust, any remaining assets of that trust, after giving effect to final distributions to the noteholders, will be transferred to the reserve account and paid as provided under "Description of the Notes--Credit Enhancement--Reserve Account" in this prospectus supplement.

                                  STATIC POOLS

   Information concerning the static pool performance data of previous FFELP student loan securitizations of the sponsor may be obtained through the following procedure: first, go to the sponsor's Internet site, which is http://www.citimortgagembs.com; second, click on the "Reg AB" bar located on the left hand side of the window titled "Welcome to MBS Investor Information Security Data"; and third, choose "SLC" from the drop-down menu titled "Shelf". This website presents the static pool performance data of the sponsor's previous securitizations involving student loans in the form of published charts. The information presented with respect to pools that were established prior to January 1, 2006 is not to be deemed a part of this prospectus supplement, the base prospectus or the related registration statement. We caution you that this pool of trust student loans may not perform in a similar manner to student loans in other trusts.

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the
   Notes

   The rate of payment of principal of the notes and the yield on the notes will be affected by prepayments on the trust student loans that may occur as described below. Therefore, payments on the notes could occur significantly earlier than expected. Consequently, the actual maturities on the notes could be significantly earlier, average lives of the notes could be significantly shorter, and periodic balances could be significantly lower, than expected. Each trust student loan is prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect thereto. The rate of those prepayments cannot be predicted and may be influenced by a variety of economic, social, competitive and other factors, including as described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates applicable to the trust student loans. Prepayments could increase as a result of certain borrower benefit programs, among other factors. In addition, the depositor is obligated to repurchase any trust student loan (or substitute an eligible student loan) as a result of a breach of any of its representations and warranties relating to trust student loans contained in the sale agreement, and the servicer is obligated to purchase any trust student loan pursuant to the servicing agreement as a result of a breach of certain covenants with respect to that trust student loan, in each case, where that breach materially adversely affects the interests of the trust in that trust student loan and is not cured within the applicable cure period. See "Transfer Agreements--Purchase of Student Loans by the Depositor; Representations and Warranties of Sellers" and "Servicing and Administration--Servicer Covenants" in the base prospectus. See also "Summary--Termination of the Trust" in this prospectus supplement regarding the servicer's option to purchase the trust student loans when the Pool Balance is less than or equal to 10% of the Initial Pool Balance and the auction of the trust student loans if the servicer does not exercise that option.

   On the other hand, the rate of principal payments and the yield on the notes will be affected by scheduled payments with respect to, and maturities and average lives of, the trust student loans. These may be lengthened as a result of, among other things, grace periods, deferral periods, forbearance periods, or repayment term or monthly payment amount modifications agreed to by the servicer. Therefore, payments on the notes could occur significantly later than expected. Consequently, actual maturities and weighted average lives of the notes could be significantly longer than expected and periodic balances could be significantly higher than expected. The rate of payment of principal of the notes and the yield on the notes may also be affected by the rate of defaults resulting in losses on defaulted trust student loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make timely guarantee payments with respect thereto. In addition, the maturity of certain of the trust student loans could extend beyond the latest legal maturity date for the notes.

   The rate of prepayments on the trust student loans cannot be predicted due to a variety of factors, some of which are described above, and any reinvestment risks resulting from a faster or slower incidence of prepayment of trust student loans will be borne entirely by the noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indices are lower at the time noteholders receive payments from the trust than those interest rates and those spreads would otherwise have been if those prepayments had not been made or had those prepayments been made at a different time.

   Exhibit I, "Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes," attached to this prospectus supplement, shows the projected weighted average life, expected maturity date and percentages of remaining principal balance of each class of notes under various assumed prepayment scenarios.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

   Cadwalader, Wickersham & Taft LLP will deliver an opinion that, for federal income tax purposes, the class A notes will be and, although not free from doubt, the class B notes will be treated as indebtedness, as described under "Certain U.S. Federal Income Tax Considerations" in the base prospectus. The class B notes may be treated as issued with "original issue discount," as described under "Certain U.S. Federal Income Tax Considerations" in the base prospectus.

           EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

   On June 3, 2003, the European Council of Economics and Finance Ministers (ECOFIN) agreed on proposals under which Member States will be required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State, except that, for a transitional period, Belgium, Luxembourg and Austria will instead be required to operate a withholding system in relation to those payments (the ending of that transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). The proposals took effect on July 1, 2005.

   The Directive has been enacted into Irish legislation. Since January 1, 2004, where any person in the course of a business or profession carried on in Ireland makes an interest payment to, or secures an interest payment for the immediate benefit of, the beneficial owner of that interest, where that beneficial owner is an individual, that person must, in accordance with the methods prescribed in the legislation, establish the identity and residence of that beneficial owner. Where such a person makes such a payment to a "residual entity" then that interest payment is a "deemed interest payment" of the "residual entity" for the purpose of this legislation. A "residual entity", in relation to "deemed interest payments", must, in accordance with the methods prescribed in the legislation, establish the identity and residence of the beneficial owners of the interest payments received that are comprised in the "deemed interest payments."

   "Residual entity" means a person or undertaking established in Ireland or in another Member State or in an "associated territory" to which an interest payment is made for the benefit of a beneficial owner that is an individual, unless that person or undertaking is within the charge to corporation tax or a tax corresponding to corporation tax, or it has, in the prescribed format for the purposes of this legislation, elected to be treated in the same manner as an undertaking for collective investment in transferable securities within the meaning of the UCITS Directive 85/611/EEC, or it is such an entity or it is an equivalent entity established in an "associated territory", or it is a legal person (not being an individual) other than certain Finish or Swedish legal persons that are excluded from the exemption from this definition in the European Union Directive on the Taxation of Savings Income.

   Procedures relating to the reporting of details of payments of interest (or similar income) made by any person in the course of a business or profession carried on in Ireland, to beneficial owners that are individuals or to residual entities resident in another Member State or an "associated territory" and procedures relating to the reporting of details of deemed interest payments made by residual entities where the beneficial owner is an individual resident in another Member State or an "associated territory", will apply from a date not earlier than July 1, 2005 to be specified by the Minister for Finance of Ireland. For the purposes of these paragraphs "associated territory" means Andorra, Aruba, Netherlands Antilles, Jersey, Gibraltar, Guernsey, Isle of Man, Anguilla, British Virgin Islands, Cayman Islands, Montserrat, Leichtenstein, Monaco, San Marino, the Swiss Confederation, and Turks and Caicos Islands.

   Prospective investors in the notes should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

                          CERTAIN ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), and Section 4975 of the Code impose certain restrictions on employee benefit plans, individual retirement accounts, Keogh plans, other retirements arrangements and any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (including certain insurance company general accounts and wholly owned subsidiaries thereof) (collectively, "Plans").

   ERISA also imposes various duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and Section 4975 of the Code prohibit certain transactions between a Plan and its so-called Parties in Interest under ERISA or Disqualified Persons under the Code ("Parties in Interest"). Parties in Interest and Disqualified Persons that participate in a prohibited transaction may be subject to a civil penalty imposed pursuant to ERISA or an excise tax pursuant to Section 4975 of the Code unless a statutory or administrative exemption is available.

   Although there can be no certainty in this regard, the notes, which are denominated as debt, should be treated as debt and not as "equity interests" for purposes of ERISA and Section 4975 of the Code, pursuant to U.S. Department of Labor Regulation 29 CFR ss. 2510.3-101, as further described in the base prospectus. However, acquisition of the notes could still cause prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code if a
note is acquired or held by a Plan with respect to which any of the trust or any owner of an equity interest therein or the seller is a Party in Interest or Disqualified Person. Accordingly, before making an investment in the notes, a Plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using the assets of a Plan, will be deemed to have represented that, the Plan's purchase and holding of the notes will not constitute or otherwise result in a prohibited transaction in violation of
Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption from the prohibited transaction rules as described in the base prospectus.

   Before making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code and the potential consequences of the investment in their specific circumstances. Moreover, in addition to determining whether the investment constitutes a direct or indirect prohibited transaction with a Party in Interest or Disqualified Person and whether exemptive relief is available to cover such transaction, each Plan fiduciary should take into account, among other considerations:

   o  whether the fiduciary has the authority to make the investment;

   o  the Plan's funding objectives; and

   o whether under the general fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

   Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Section 406 of ERISA or Section 4975 of the Code. However, those plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or
Section 4975 of the Code. Fiduciaries of those plans should consider applicable Similar Law when investing in the notes. Each fiduciary of such a plan will be deemed to represent that the plan's acquisition and holding of the notes will not result in a non-exempt violation of applicable Similar Law.

                             REPORTS TO NOTEHOLDERS

   Quarterly distribution reports and annual servicing and administration reports concerning the trust will be delivered to noteholders. See "Reports to Noteholders" in the base prospectus. The first quarterly distribution report is expected to be available on or about December 15, 2006.

   Except in very limited circumstances, you will not receive these reports directly from the trust. Instead, you will receive them through Cede & Co., as nominee of DTC and registered holder of the notes. See "Certain Information Regarding the Notes--Book-Entry Registration" in the base prospectus.

                                  UNDERWRITING

      The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream and the Euroclear System, on or about September 19, 2006, against payment in immediately available funds.

      Subject to the terms and conditions in the underwriting agreement to be dated on or about the pricing date, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes shown opposite its name:


              Underwriter            Class A-1 Notes   Class A-2 Notes   Class A-3 Notes   Class A-4 Notes
----------------------------------   ---------------   ---------------   ---------------   ---------------
Citigroup Global Markets Inc.        $    84,500,000   $   341,250,000   $    88,400,000   $   390,000,000
Credit Suisse Securities (USA) LLC        15,600,000        63,000,000        16,320,000        72,000,000
Goldman, Sachs & Co.                      14,300,000        57,750,000        14,960,000        66,000,000
Lehman Brothers Inc.                      15,600,000        63,000,000        16,320,000        72,000,000
                                     ---------------   ---------------   ---------------   ---------------
Total                                $   130,000,000   $   525,000,000   $   136,000,000   $   600,000,000


              Underwriter            Class A-5 Notes   Class A-6 Notes    Class B Notes
----------------------------------   ---------------   ---------------   ---------------
Citigroup Global Markets Inc.        $   289,250,000   $   426,400,000   $    50,050,000
Credit Suisse Securities (USA) LLC        53,400,000        78,720,000         9,240,000
Goldman, Sachs & Co.                      48,950,000        72,160,000         8,470,000
Lehman Brothers Inc.                      53,400,000        78,720,000         9,240,000
                                     ---------------   ---------------   ---------------
Total                                $   445,000,000   $   656,000,000   $    77,000,000


      The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may be changed.


                       Initial Public        Underwriting         Proceeds to
                       Offering Price          Discount          The Depositor         Concession           Reallowance
                     ------------------   ------------------   ------------------   ------------------   ------------------
Per Class A-1 Note                 100%              0.1750%             99.8250%              0.1050%              0.0525%
Per Class A-2 Note                 100%              0.1800%             99.8200%              0.1080%              0.0540%
Per Class A-3 Note                 100%              0.2000%             99.8000%              0.1200%              0.0600%
Per Class A-4 Note                 100%              0.2150%             99.7850%              0.1290%              0.0645%
Per Class A-5 Note                 100%              0.2350%             99.7650%              0.1410%              0.0705%
Per Class A-6 Note                 100%              0.2500%             99.7500%              0.1500%              0.0750%
Per Class B Note                   100%              0.3000%             99.7000%              0.1800%              0.0900%
Total                $   2,569,000,000    $       5,651,250    $   2,563,348,750


      The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date. The proceeds shown are before deducting estimated expenses of $1,400,000 payable by the depositor.

      The depositor and SLC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The notes are new issues of securities with no established trading market. The depositor has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

      Citigroup Global Markets Inc. is an affiliate of SLC. Affiliates of the trust expect to enter into market-making transactions in the securities and may act as principal or agent in any of these transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale.

      In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with SLC, the depositor and their respective affiliates.

      The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

      During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

      The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

      In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

      In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

      Each underwriter has represented and agreed that:

      o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

      o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

   No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the base prospectus, the initial free-writing prospectus, the term sheet distributed to potential investors prior to the pricing of this transaction (collectively, the "pre-pricing disclosure package"), nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver the notes or have in their possession or distribute such pre-pricing disclosure package, in all cases at their own expense.

      The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

                         LISTING AND GENERAL INFORMATION

   Application will be made to The Irish Stock Exchange Limited for the class A notes to be admitted to the Official List and to trading on its regulated market. There can be no assurance that such listing will be obtained.

   For so long as the class A notes are listed on The Irish Stock Exchange Limited from the date of this prospectus supplement, all of the material contracts referred to herein and in the accompanying prospectus, including the indenture, the sale agreement, the purchase agreement, the servicing agreement, the administration agreement and other basic documents will be made available for inspection at the principal office of the depositor, where electronic or physical copies thereof may be obtained upon request. Once the notes have been listed, trading may be effected on The Irish Stock Exchange Limited. The Irish Stock Exchange Limited will also be advised if any class of notes is delisted.

   The notes, the indenture, the sale agreement, the purchase agreement, the servicing agreement and the administration agreement are governed by the laws of the State of New York. The trust agreement is governed by the laws of the State of Delaware.

   The depositor has taken all reasonable care to confirm that the information contained in this prospectus supplement and the attached prospectus is true and accurate in all material respects. In relation to the depositor, the trust, SLC and the notes, the depositor accepts full responsibility for the accuracy of the information contained in this prospectus supplement and the attached prospectus. Having made all reasonable inquiries, the depositor confirms that, to the best of its knowledge, there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained in this prospectus supplement or the attached prospectus, when taken as a whole.

   The depositor confirms that there has been no material adverse change in the assets of the trust since August 21, 2006, which is the statistical cutoff date, and the date of the information with respect to the assets of the trust set forth in this prospectus supplement.

   The indenture administrator will serve as the registrar for the notes. The address for the indenture administrator is Citibank, N.A., 111 Wall Street, 15th Floor, New York, New York 10005.

                                LEGAL PROCEEDINGS

   As of the date of this prospectus supplement, none of the depositor, SLC, the indenture trustee or the eligible lender trustee are involved in any governmental, litigation or arbitration proceeding relating to the issuance of the notes that could be considered to be material to the noteholders. We are not aware of any proceedings relating to the issuance of the notes, whether pending or threatened.

                              RATINGS OF THE NOTES

   The notes are required to be rated as follows:

                                       Rating Agency
                        Class     (Moody's / S&P / Fitch)
                      ---------   -----------------------
                      A-1 Notes         Aaa/AAA/AAA
                      A-2 Notes         Aaa/AAA/AAA
                      A-3 Notes         Aaa/AAA/AAA
                      A-4 Notes         Aaa/AAA/AAA
                      A-5 Notes         Aaa/AAA/AAA
                      A-6 Notes         Aaa/AAA/AAA
                      B Notes           Aa1/AA+/AA+

   A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                  LEGAL MATTERS

   Cadwalader, Wickersham & Taft LLP, as counsel to the trust, SLC, the servicer, the depositor and the administrator, will give opinions on specified legal matters for the trust, SLC, the depositor, the servicer and the administrator. Cadwalader, Wickersham & Taft LLP will give an opinion on specified federal income tax matters for the trust. Richards, Layton & Finger, P.A., as Delaware counsel for the trust, will give an opinion on specified legal matters for the trust. Stroock & Stroock & Lavan LLP also will give opinions on specified legal matters for the underwriters.

                                    GLOSSARY
                            FOR PROSPECTUS SUPPLEMENT

   "Adjusted Pool Balance" means, for any distribution date, (i) if the Pool Balance as of the last day of the related collection period is greater than 40% of the Initial Pool Balance, the sum of that Pool Balance, the Capitalized Interest Account Balance and the Specified Reserve Account Balance for that distribution date, or (ii) if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the Initial Pool Balance, the sum of that Pool Balance and the Capitalized Interest Account Balance.

   "Available Funds" means, as to a distribution date or any related monthly servicing payment date, the sum of the following amounts received with respect to the related collection period or, in the case of a monthly servicing payment date, the applicable portion of these amounts:

   o all collections on the trust student loans, including any guarantee payments received on the trust student loans, but net of:

      (a) any collections in respect of principal on the trust student loans applied by the trust to repurchase guaranteed loans from the guarantors under the guarantee agreements, and

      (b) amounts required by the Higher Education Act to be paid to the U.S. Department of Education or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable trust student loan, on the trust student loans for that collection period , if any;

   o any interest subsidy payments and special allowance payments with respect to the trust student loans during that collection period;

   o all proceeds of the liquidation of defaulted trust student loans which were liquidated during that collection period in accordance with the servicer's customary servicing procedures, net of expenses incurred by the servicer related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated student loans, and all recoveries on liquidated student loans which were written off in prior collection periods or during that collection period;

   o the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the depositor or purchased by the servicer or for trust student loans sold to another eligible lender pursuant to the servicing agreement;

   o the aggregate purchase amounts received during that collection period for those trust student loans purchased by SLC;

   o the aggregate amounts, if any, received from any of SLC, the depositor or the servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost interest subsidy payments and special allowance payments, on the trust student loans pursuant to the sale agreement or the servicing agreement;

   o amounts received by the trust pursuant to the servicing agreement during that collection period as to yield or principal adjustments;

   o any interest remitted by the administrator to the collection account prior to that distribution date or monthly servicing payment date;

   o investment earnings for that distribution date earned on amounts on deposit in each trust account;

   o  amounts received by the trust from SLC in respect of borrower benefits;

   o on the March 2008 distribution date, all funds then on deposit in the capitalized interest account that are transferred into the collection account on that distribution date;

   o on the June 15, 2007 distribution date, any amounts transferred from the add-on consolidation loan account following the end of the consolidation loan add-on period; and

   o amounts transferred from the reserve account in excess of the Specified Reserve Account Balance as of that distribution date.

provided that if on any distribution date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the capitalized interest account and the reserve account, to pay any of the items specified in clauses (a) through (c) (or, if a Class B Interest Subordination Condition is in effect, clauses (a) and (b) from the capitalized interest account and clauses (a), (b) and (e) from the reserve account) under "Description of the Notes--Distributions--Distributions from the Collection Account", then Available Funds for that distribution date will include, in addition to the Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay those items, and the Available Funds for the succeeding distribution date will be adjusted accordingly.

   "Capitalized Interest Account Balance" means, for any distribution date through and including the March 2008 distribution date:

   o if neither of conditions (1) and (2) described under "Description of the Notes--The Notes--The Class B Notes--Subordination of the Class B Notes" above are in effect, the amount on deposit in the capitalized interest account on the distribution date following those distributions with respect to clauses (b) and (c) (or clause (b) if a Class B Interest Subordination Condition is in effect) under "--Distributions--Distributions from the Collection Account" above; or

   o if either of conditions (1) or (2) described under "Description of the Notes--The Notes--The Class B Notes--Subordination of the Class B Notes" above is in effect, the excess, if any, of (x) the amount on deposit in the capitalized interest account on the distribution date following those distributions with respect to clause (b) under "--Distributions--Distributions from the Collection Account" above over
      (y) the Class B Noteholders' Interest Distribution Amount.

   "Class A Note Interest Shortfall" means, for any distribution date, the excess of:

   o the Class A Noteholders' Interest Distribution Amount on the preceding distribution date, over

   o the amount of interest actually distributed to the class A noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each such class of notes from that preceding distribution date to the current distribution date.

   "Class A Note Principal Shortfall" means, as of the close of any distribution date, the excess of:

   o the Class A Noteholders' Principal Distribution Amount on that distribution date, over

   o the amount of principal actually distributed to the class A noteholders on that distribution date.

   "Class A Noteholders' Distribution Amount" means, for any distribution date, the sum of the Class A Noteholders' Interest Distribution Amount and the Class A Noteholders' Principal Distribution Amount for that distribution date.

   "Class A Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:

   o the amount of interest accrued at the class A note interest rates for the related accrual period on the aggregate outstanding principal balances of all classes of class A notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date) after giving effect to all principal distributions to the class A noteholders on that preceding distribution date, and

   o  the Class A Note Interest Shortfall for that distribution date.

   "Class A Noteholders' Principal Distribution Amount" means, for any distribution date, the Principal Distribution Amount multiplied by the Class A Percentage for that distribution date, plus any Class A Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class A Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the class A notes.

In addition, on the maturity date for any class of class A notes, the principal required to be distributed to the related noteholders will include the amount required to reduce the outstanding balance of that class to zero.

   "Class A Percentage" means 100% minus the Class B Percentage.

   "Class B Interest Subordination Condition" means, if after giving effect to all required distributions of principal and interest on the notes on any distribution date, the outstanding principal balance of the trust student loans, plus accrued but unpaid interest thereon as of the last day of the related collection period, amounts then on deposit in the add-on consolidation loan account as of that distribution date, amounts then on deposit in the capitalized interest account as of that distribution date, and amounts then on deposit in the reserve account in excess of the Specified Reserve Account Balance as of that distribution date, would be less than the outstanding principal balance of the class A notes.

   "Class B Note Interest Shortfall" means, for any distribution date, the excess of:

   o the Class B Noteholders' Interest Distribution Amount on the preceding distribution date, over

   o the amount of interest actually distributed to the class B noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the class B note interest rate from that preceding distribution date to the current distribution date.

   "Class B Note Principal Shortfall" means, as of the close of any distribution date, the excess of:

   o the Class B Noteholders' Principal Distribution Amount on that distribution date, over

   o the amount of principal actually distributed to the class B noteholders on that distribution date.

   "Class B Noteholders' Distribution Amount" means, for any distribution date, the sum of the Class B Noteholders' Interest Distribution Amount and the Class B Noteholders' Principal Distribution Amount for that distribution date.

   "Class B Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:

   o the amount of interest accrued at the class B note rate for the related accrual period on the outstanding principal balance of the class B notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date), after giving effect to all principal distributions to class B noteholders on that preceding distribution date, and

   o  the Class B Note Interest Shortfall for that distribution date.

   "Class B Noteholders Principal Distribution Amount" means, for any distribution date, the Principal Distribution Amount multiplied by the Class B Percentage for that distribution date, plus any Class B Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class B Noteholders' Principal Distribution Amount will not exceed the principal balance of the class B notes. In addition, on the class B maturity date, the principal required to be distributed to the class B noteholders will include the amount required to reduce the outstanding principal balance of the class B notes to zero.

   "Class B Percentage" means, with respect to any distribution date:

   o prior to the Stepdown Date or with respect to any distribution date on which a Trigger Event is in effect, zero; and

   o on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate principal balance of the class B notes immediately prior to that distribution date and the denominator of which is the aggregate principal balance of all outstanding notes.

   "DTC" means The Depository Trust Company, or any successor thereto.

   "Fitch" means Fitch, Inc., also known as Fitch Ratings, or any successor rating agency.

   "Initial Pool Balance" means the Pool Balance of the trust student loans as of the closing date.

   "Moody's" means Moody's Investors Service, Inc., or any successor rating agency.

   "Pool Balance" means, for any date, the aggregate principal balance of the trust student loans as of the close of business on that date, including accrued interest that is expected to be capitalized, plus the amount, if any, on deposit in the add-on consolidation loan account on that date.

   "Principal Distribution Amount" means, (i) as to the initial distribution date, the amount by which the aggregate outstanding principal balance of the notes exceeds the Adjusted Pool Balance as of the end of the initial collection period, and (ii) as to each subsequent distribution date, the amount by which the Adjusted Pool Balance for the preceding distribution date exceeds the Adjusted Pool Balance for that distribution date.

   "Realized Loss" means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated student loan over liquidation proceeds for a student loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

   "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

   "Significant Guarantors" means the guarantee agencies that each guarantee or will guarantee trust student loans comprising at least 10% of the Initial Pool Balance.

   "Specified Reserve Account Balance" means, for any distribution date, the greater of:

(a) 0.25% of the Pool Balance as of the close of business on the last day of the related collection period; and

(b)   $3,778,125;

provided that in no event will that balance exceed the aggregate outstanding principal balance of the notes.

   "Stepdown Date" means the earlier to occur of (i) the March 2013 distribution date and (ii) the first date on which the outstanding principal amount of the class A notes have been reduced to zero.

   "Trigger Event" means, on any distribution date (i) while any of the class A notes are outstanding, that the outstanding principal balance of the class A notes, after giving effect to distributions to be made on that distribution date, exceeds the Pool Balance plus the reserve account balance as of the end of the related collection period or (ii) if there has not been an optional purchase or sale of the trust student loans through an auction after the Pool Balance falls below 10% of the Initial Pool Balance.

                                                                       EXHIBIT I

                 PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES
                      AND EXPECTED MATURITIES OF THE NOTES

   Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models. The models used to calculate prepayments in this prospectus supplement are the pricing prepayment curve ("PPC") model and the constant percentage rate ("CPR") model. The following tables show, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain distribution dates based on various assumptions.

      PPC Assumptions

      The PPC model assumes that:

      o Student loans will prepay at an annual rate of 1/12th of 1.0% in the first month after origination;

      o The prepayment rate will increase by an annual rate of 1/12th of 1.0% per month up to the 119th month after origination; and

      o The monthly prepayment rate will be constant at 10% per annum in the 120th month after origination and in all subsequent months.

      This assumption is called "100% PPC." For example, at 100% PPC, student loans with a loan age of 72 months are assumed to prepay at 6.0% CPR; at 50% PPC, student loans with a loan age of 48 months are assumed to prepay at 2.0% CPR; at 200% PPC, student loans with a loan age of 96 months are assumed to prepay at 16.0% CPR; and so forth. The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of PPC.

                            Constant Prepayment Rate

                             Number of Months Seasoning
                     -----------------------------------------
Percentage of PPC     24       48       72       96       120
-----------------    -----    -----    -----    -----    -----

50%                    1.0%     2.0%     3.0%     4.0%     5.0%
100%                   2.0%     4.0%     6.0%     8.0%    10.0%
150%                   3.0%     6.0%     9.0%    12.0%    15.0%
200%                   4.0%     8.0%    12.0%    16.0%    20.0%

      CPR Assumptions

      The CPR assumes that student loans will prepay in each month according to the following formula:

      Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

      Accordingly, monthly prepayments assuming a $1000 balance after scheduled payments would be as follows for various CPR examples:

       CPR              0%        5%        7%       12%       15%
------------------   -------   -------   -------   -------   -------
Monthly Prepayment    $0.00     $4.27     $6.03    $10.60    $13.45

      Other Assumptions

      For purposes of the PPC model and the CPR model, it is assumed, among other things, that:

      o the statistical cutoff date for the trust student loans is as of August 21, 2006;

      o     the closing date will be on September 19, 2006;

      o all trust student loans (as grouped within the "rep lines" described below) are in repayment status with accrued interest having been capitalized upon entering repayment;

      o     no trust student loan moves from repayment to any other status;

      o no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected, in full, on the 1st day of each month;

      o consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

      o there are government payment delays of 60 days for interest subsidy and special allowance payments;

      o index levels for calculation of borrower and government payments are:

            o     91-day Treasury bill rate of 4.97%; and

            o     3-month commercial paper rate of 5.26%;

      o quarterly distributions begin on December 15, 2006, and payments are made quarterly on the 15th day of every March, June, September and December thereafter, whether or not the 15th is a business day;

      o the interest rate for each class of outstanding notes is a constant rate of three-month LIBOR plus or minus the applicable spread, which on all distribution dates will be equal to:

      o     Class A-1 notes: 5.37%;

      o     Class A-2 notes: 5.40%;

      o     Class A-3 notes: 5.44%;

      o     Class A-4 notes: 5.48%;

      o     Class A-5 notes: 5.51%;

      o     Class A-6 notes: 5.56%; and

      o     Class B notes: 5.65%;

      o a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times 0.50% is paid monthly by the trust to the servicer;

      o the reserve account has an initial balance equal to $6,296,875 and at all times a balance equal to the greater of (1) 0.25% of the applicable Pool Balance and (2) $3,778,125;

      o     the collection account has an initial current balance equal to $0;

      o the add-on consolidation loan account has an initial balance equal to $18,750,000;

      o the capitalized interest account has an initial balance equal to $61,000,000 and on the March 2008 distribution date, that amount will be included in Available Funds;

      o all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, add-on consolidation loan account, reserve account and capitalized interest account, including reinvestment income earned in the previous month, net of servicing fees and consolidation rebate fees, are reinvested in eligible investments at the assumed reinvestment rate of 4.77% per annum through the end of the collection period and, reinvestment earnings are available for distribution from the prior collection period;

      o     the average loan age is 1 month;

      o prepayments on the trust student loans are applied monthly in accordance with PPC or CPR, as the case may be, as described above;

      o an optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance; and

      o the pool of trust student loans consists of 629 representative loans ("rep lines"), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.

      The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in here, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

      The PPC Model

      The PPC model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant percentage of PPC, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

      This model shows the weighted average remaining lives and expected maturity dates of the notes at each payment date under various PPC scenarios.

         Weighted Average Lives and Expected Maturity Dates of the Notes
                          at Various PPC Percentages(1)


   Weighted
 Average Life
   (years)(2)             0%                  50%                  100%                 150%                 200%
---------------   ------------------   ------------------   ------------------   ------------------   ------------------
Class A-1 notes                 1.10                 1.05                 1.00                 0.95                 0.90
Class A-2 notes                 4.11                 3.40                 3.00                 2.72                 2.53
Class A-3 notes                 7.43                 5.84                 5.00                 4.46                 4.05
Class A-4 notes                10.70                 8.29                 7.00                 6.16                 5.57
Class A-5 notes                15.32                11.98                10.00                 8.76                 7.87
Class A-6 notes                21.36                17.35                14.52                12.54                11.18
Class B notes                  15.18                12.80                11.28                10.26                 9.57


 Expected
Maturity Date             0%                  50%                  100%                 150%                 200%
---------------   ------------------   ------------------   ------------------   ------------------   ------------------
Class A-1 notes       March 15, 2008       March 15, 2008       March 15, 2008       March 15, 2008       March 15, 2008
Class A-2 notes        June 15, 2013       March 15, 2012        June 15, 2011    December 15, 2010        June 15, 2010
Class A-3 notes   September 15, 2014    December 15, 2012       March 15, 2012        June 15, 2011    December 15, 2010
Class A-4 notes    December 15, 2019    December 15, 2016        June 15, 2015       March 15, 2014        June 15, 2013
Class A-5 notes        June 15, 2024        June 15, 2020       March 15, 2018   September 15, 2016   September 15, 2015
Class A-6 notes       March 15, 2030    December 15, 2025    December 15, 2022   September 15, 2020       March 15, 2019
Class B notes         March 15, 2030    December 15, 2025    December 15, 2022   September 15, 2020       March 15, 2019


----------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the date on which the Pool Balance falls below 10% of the Initial Pool Balance.
(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

                                 Class A-1 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various PPC Percentages(1)

Distribution Date     0%     50%    100%    150%    200%
-----------------   -----   -----   -----   -----   -----
Closing Date         100%    100%    100%    100%    100%
March 2007            84%     83%     81%     80%     78%
March 2008             0%      0%      0%      0%      0%
March 2009             0%      0%      0%      0%      0%
March, 2010            0%      0%      0%      0%      0%
March, 2011            0%      0%      0%      0%      0%
March 2012             0%      0%      0%      0%      0%
March 2013             0%      0%      0%      0%      0%
March 2014             0%      0%      0%      0%      0%
March 2015             0%      0%      0%      0%      0%
March 2016             0%      0%      0%      0%      0%
March 2017             0%      0%      0%      0%      0%
March 2018             0%      0%      0%      0%      0%
March 2019             0%      0%      0%      0%      0%
March 2020             0%      0%      0%      0%      0%
March 2021             0%      0%      0%      0%      0%
March 2022             0%      0%      0%      0%      0%
March 2023             0%      0%      0%      0%      0%
March 2024             0%      0%      0%      0%      0%
March 2025             0%      0%      0%      0%      0%
March 2026             0%      0%      0%      0%      0%
March 2027             0%      0%      0%      0%      0%
March 2028             0%      0%      0%      0%      0%
March 2029             0%      0%      0%      0%      0%
March 2030             0%      0%      0%      0%      0%
March 2031             0%      0%      0%      0%      0%
March 2032             0%      0%      0%      0%      0%
March 2033             0%      0%      0%      0%      0%
March 2034             0%      0%      0%      0%      0%
March 2035             0%      0%      0%      0%      0%

----------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

                                 Class A-2 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various PPC Percentages(1)

Distribution Date     0%     50%    100%    150%    200%
-----------------   -----   -----   -----   -----   -----
Closing Date         100%    100%    100%    100%    100%
March 2007           100%    100%    100%    100%    100%
March 2008            94%     91%     88%     85%     82%
March 2009            77%     70%     62%     55%     47%
March, 2010           60%     46%     33%     19%      7%
March, 2011           42%     21%      0%      0%      0%
March 2012            23%      0%      0%      0%      0%
March 2013             3%      0%      0%      0%      0%
March 2014             0%      0%      0%      0%      0%
March 2015             0%      0%      0%      0%      0%
March 2016             0%      0%      0%      0%      0%
March 2017             0%      0%      0%      0%      0%
March 2018             0%      0%      0%      0%      0%
March 2019             0%      0%      0%      0%      0%
March 2020             0%      0%      0%      0%      0%
March 2021             0%      0%      0%      0%      0%
March 2022             0%      0%      0%      0%      0%
March 2023             0%      0%      0%      0%      0%
March 2024             0%      0%      0%      0%      0%
March 2025             0%      0%      0%      0%      0%
March 2026             0%      0%      0%      0%      0%
March 2027             0%      0%      0%      0%      0%
March 2028             0%      0%      0%      0%      0%
March 2029             0%      0%      0%      0%      0%
March 2030             0%      0%      0%      0%      0%
March 2031             0%      0%      0%      0%      0%
March 2032             0%      0%      0%      0%      0%
March 2033             0%      0%      0%      0%      0%
March 2034             0%      0%      0%      0%      0%
March 2035             0%      0%      0%      0%      0%

----------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

                                 Class A-3 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various PPC Percentages(1)

Distribution Date     0%     50%    100%    150%    200%
-----------------   -----   -----   -----   -----   -----
Closing Date         100%    100%    100%    100%    100%
March 2007           100%    100%    100%    100%    100%
March 2008           100%    100%    100%    100%    100%
March 2009           100%    100%    100%    100%    100%
March, 2010          100%    100%    100%    100%    100%
March, 2011          100%    100%    100%     24%      0%
March 2012           100%     74%      0%      0%      0%
March 2013           100%      0%      0%      0%      0%
March 2014            36%      0%      0%      0%      0%
March 2015             0%      0%      0%      0%      0%
March 2016             0%      0%      0%      0%      0%
March 2017             0%      0%      0%      0%      0%
March 2018             0%      0%      0%      0%      0%
March 2019             0%      0%      0%      0%      0%
March 2020             0%      0%      0%      0%      0%
March 2021             0%      0%      0%      0%      0%
March 2022             0%      0%      0%      0%      0%
March 2023             0%      0%      0%      0%      0%
March 2024             0%      0%      0%      0%      0%
March 2025             0%      0%      0%      0%      0%
March 2026             0%      0%      0%      0%      0%
March 2027             0%      0%      0%      0%      0%
March 2028             0%      0%      0%      0%      0%
March 2029             0%      0%      0%      0%      0%
March 2030             0%      0%      0%      0%      0%
March 2031             0%      0%      0%      0%      0%
March 2032             0%      0%      0%      0%      0%
March 2033             0%      0%      0%      0%      0%
March 2034             0%      0%      0%      0%      0%
March 2035             0%      0%      0%      0%      0%

----------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

                                 Class A-4 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various PPC Percentages(1)

Distribution Date     0%     50%    100%    150%    200%
-----------------   -----   -----   -----   -----   -----
Closing Date         100%    100%    100%    100%    100%
March 2007           100%    100%    100%    100%    100%
March 2008           100%    100%    100%    100%    100%
March 2009           100%    100%    100%    100%    100%
March, 2010          100%    100%    100%    100%    100%
March, 2011          100%    100%    100%    100%     89%
March 2012           100%    100%     92%     69%     48%
March 2013           100%     92%     61%     33%      8%
March 2014           100%     67%     31%      0%      0%
March 2015            90%     42%      1%      0%      0%
March 2016            71%     17%      0%      0%      0%
March 2017            51%      0%      0%      0%      0%
March 2018            32%      0%      0%      0%      0%
March 2019            14%      0%      0%      0%      0%
March 2020             0%      0%      0%      0%      0%
March 2021             0%      0%      0%      0%      0%
March 2022             0%      0%      0%      0%      0%
March 2023             0%      0%      0%      0%      0%
March 2024             0%      0%      0%      0%      0%
March 2025             0%      0%      0%      0%      0%
March 2026             0%      0%      0%      0%      0%
March 2027             0%      0%      0%      0%      0%
March 2028             0%      0%      0%      0%      0%
March 2029             0%      0%      0%      0%      0%
March 2030             0%      0%      0%      0%      0%
March 2031             0%      0%      0%      0%      0%
March 2032             0%      0%      0%      0%      0%
March 2033             0%      0%      0%      0%      0%
March 2034             0%      0%      0%      0%      0%
March 2035             0%      0%      0%      0%      0%

----------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

                                 Class A-5 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various PPC Percentages(1)

Distribution Date     0%     50%    100%    150%    200%
-----------------   -----   -----   -----   -----   -----
Closing Date         100%    100%    100%    100%    100%
March 2007           100%    100%    100%    100%    100%
March 2008           100%    100%    100%    100%    100%
March 2009           100%    100%    100%    100%    100%
March, 2010          100%    100%    100%    100%    100%
March, 2011          100%    100%    100%    100%    100%
March 2012           100%    100%    100%    100%    100%
March 2013           100%    100%    100%    100%    100%
March 2014           100%    100%    100%     99%     61%
March 2015           100%    100%    100%     55%     16%
March 2016           100%    100%     63%     15%      0%
March 2017           100%     90%     27%      0%      0%
March 2018           100%     59%      0%      0%      0%
March 2019           100%     31%      0%      0%      0%
March 2020            92%      6%      0%      0%      0%
March 2021            64%      0%      0%      0%      0%
March 2022            41%      0%      0%      0%      0%
March 2023            21%      0%      0%      0%      0%
March 2024             1%      0%      0%      0%      0%
March 2025             0%      0%      0%      0%      0%
March 2026             0%      0%      0%      0%      0%
March 2027             0%      0%      0%      0%      0%
March 2028             0%      0%      0%      0%      0%
March 2029             0%      0%      0%      0%      0%
March 2030             0%      0%      0%      0%      0%
March 2031             0%      0%      0%      0%      0%
March 2032             0%      0%      0%      0%      0%
March 2033             0%      0%      0%      0%      0%
March 2034             0%      0%      0%      0%      0%
March 2035             0%      0%      0%      0%      0%

----------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

                                 Class A-6 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various PPC Percentages(1)

Distribution Date     0%     50%    100%    150%    200%
-----------------   -----   -----   -----   -----   -----
Closing Date         100%    100%    100%    100%    100%
March 2007           100%    100%    100%    100%    100%
March 2008           100%    100%    100%    100%    100%
March 2009           100%    100%    100%    100%    100%
March, 2010          100%    100%    100%    100%    100%
March, 2011          100%    100%    100%    100%    100%
March 2012           100%    100%    100%    100%    100%
March 2013           100%    100%    100%    100%    100%
March 2014           100%    100%    100%    100%    100%
March 2015           100%    100%    100%    100%    100%
March 2016           100%    100%    100%    100%     84%
March 2017           100%    100%    100%     87%     62%
March 2018           100%    100%     98%     68%     46%
March 2019           100%    100%     81%     52%      0%
March 2020           100%    100%     65%     40%      0%
March 2021           100%     87%     52%      0%      0%
March 2022           100%     74%     42%      0%      0%
March 2023           100%     63%      0%      0%      0%
March 2024           100%     53%      0%      0%      0%
March 2025            86%     43%      0%      0%      0%
March 2026            71%      0%      0%      0%      0%
March 2027            60%      0%      0%      0%      0%
March 2028            52%      0%      0%      0%      0%
March 2029            44%      0%      0%      0%      0%
March 2030             0%      0%      0%      0%      0%
March 2031             0%      0%      0%      0%      0%
March 2032             0%      0%      0%      0%      0%
March 2033             0%      0%      0%      0%      0%
March 2034             0%      0%      0%      0%      0%
March 2035             0%      0%      0%      0%      0%

----------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

                                  Class B Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various PPC Percentages(1)

Distribution Date     0%     50%    100%    150%    200%
-----------------   -----   -----   -----   -----   -----
Closing Date         100%    100%    100%    100%    100%
March 2007           100%    100%    100%    100%    100%
March 2008           100%    100%    100%    100%    100%
March 2009           100%    100%    100%    100%    100%
March, 2010          100%    100%    100%    100%    100%
March, 2011          100%    100%    100%    100%    100%
March 2012           100%    100%    100%    100%    100%
March 2013            99%     98%     97%     96%     95%
March 2014            93%     89%     85%     81%     79%
March 2015            87%     80%     73%     66%     60%
March 2016            81%     71%     64%     53%     46%
March 2017            75%     62%     51%     42%     34%
March 2018            69%     54%     42%     33%     25%
March 2019            63%     47%     35%     25%      0%
March 2020            57%     40%     28%     19%      0%
March 2021            52%     34%     23%      0%      0%
March 2022            45%     29%     18%      0%      0%
March 2023            40%     24%      0%      0%      0%
March 2024            35%     20%      0%      0%      0%
March 2025            30%     17%      0%      0%      0%
March 2026            25%      0%      0%      0%      0%
March 2027            21%      0%      0%      0%      0%
March 2028            18%      0%      0%      0%      0%
March 2029            15%      0%      0%      0%      0%
March 2030             0%      0%      0%      0%      0%
March 2031             0%      0%      0%      0%      0%
March 2032             0%      0%      0%      0%      0%
March 2033             0%      0%      0%      0%      0%
March 2034             0%      0%      0%      0%      0%
March 2035             0%      0%      0%      0%      0%

----------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

      The CPR Model

      The CPR is stated as an annualized rate and is calculated as the percentage of principal outstanding at the beginning of a period (after applying scheduled payments) that prepays during that period.

      The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant CPR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

      The below models show the weighted average remaining lives and expected maturity dates of the notes at each payment date under various CPR scenarios.

         Weighted Average Lives and Expected Maturity Dates of the Notes
                               at Various CPRs(1)


   Weighted
 Average Life
  (years)(2)               0%                   4%                   8%                  12%                  16%
---------------   ------------------   ------------------   ------------------   ------------------   ------------------
Class A-1 notes                 1.10                 0.62                 0.45                 0.37                 0.32
Class A-2 notes                 4.11                 2.24                 1.56                 1.22                 1.02
Class A-3 notes                 7.43                 4.18                 2.80                 2.11                 1.66
Class A-4 notes                10.70                 6.73                 4.63                 3.47                 2.76
Class A-5 notes                15.32                10.94                 7.93                 6.00                 4.77
Class A-6 notes                21.36                16.92                13.40                10.65                 8.69
Class B notes                  15.18                12.88                11.24                 9.95                 9.00


   Expected
 Maturity Date             0%                   4%                   8%                  12%                  16%
---------------   ------------------   ------------------   ------------------   ------------------   ------------------
Class A-1 notes       March 15, 2008   September 15, 2007        June 15, 2007       March 15, 2007       March 15, 2007
Class A-2 notes        June 15, 2013        June 15, 2010       March 15, 2009   September 15, 2008       March 15, 2008
Class A-3 notes   September 15, 2014        June 15, 2011    December 15, 2009    December 15, 2008        June 15, 2008
Class A-4 notes    December 15, 2019   September 15, 2015    December 15, 2012        June 15, 2011        June 15, 2010
Class A-5 notes        June 15, 2024   September 15, 2019        June 15, 2016       March 15, 2014   September 15, 2012
Class A-6 notes       March 15, 2030   September 15, 2025       March 15, 2022       March 15, 2019       March 15, 2017
Class B notes         March 15, 2030   September 15, 2025       March 15, 2022       March 15, 2019       March 15, 2017


----------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the date on which the Pool Balance falls below 10% of the Initial Pool Balance.
(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

                                 Class A-1 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)

Distribution Date     0%      4%      8%     12%     16%
-----------------   -----   -----   -----   -----   -----
Closing Date         100%    100%    100%    100%    100%
March 2007            84%     50%     14%      0%      0%
March 2008             0%      0%      0%      0%      0%
March 2009             0%      0%      0%      0%      0%
March 2010             0%      0%      0%      0%      0%
March 2011             0%      0%      0%      0%      0%
March 2012             0%      0%      0%      0%      0%
March 2013             0%      0%      0%      0%      0%
March 2014             0%      0%      0%      0%      0%
March 2015             0%      0%      0%      0%      0%
March 2016             0%      0%      0%      0%      0%
March 2017             0%      0%      0%      0%      0%
March 2018             0%      0%      0%      0%      0%
March 2019             0%      0%      0%      0%      0%
March 2020             0%      0%      0%      0%      0%
March 2021             0%      0%      0%      0%      0%
March 2022             0%      0%      0%      0%      0%
March 2023             0%      0%      0%      0%      0%
March 2024             0%      0%      0%      0%      0%
March 2025             0%      0%      0%      0%      0%
March 2026             0%      0%      0%      0%      0%
March 2027             0%      0%      0%      0%      0%
March 2028             0%      0%      0%      0%      0%
March 2029             0%      0%      0%      0%      0%
March 2030             0%      0%      0%      0%      0%
March 2031             0%      0%      0%      0%      0%
March 2032             0%      0%      0%      0%      0%
March 2033             0%      0%      0%      0%      0%
March 2034             0%      0%      0%      0%      0%
March 2035             0%      0%      0%      0%      0%

----------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

                                 Class A-2 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)

Distribution Date     0%      4%      8%     12%     16%
-----------------   -----   -----   -----   -----   -----
Closing Date         100%    100%    100%    100%    100%
March 2007           100%    100%    100%     94%     85%
March 2008            94%     67%     41%     16%      0%
March 2009            77%     35%      0%      0%      0%
March 2010            60%      4%      0%      0%      0%
March 2011            42%      0%      0%      0%      0%
March 2012            23%      0%      0%      0%      0%
March 2013             3%      0%      0%      0%      0%
March 2014             0%      0%      0%      0%      0%
March 2015             0%      0%      0%      0%      0%
March 2016             0%      0%      0%      0%      0%
March 2017             0%      0%      0%      0%      0%
March 2018             0%      0%      0%      0%      0%
March 2019             0%      0%      0%      0%      0%
March 2020             0%      0%      0%      0%      0%
March 2021             0%      0%      0%      0%      0%
March 2022             0%      0%      0%      0%      0%
March 2023             0%      0%      0%      0%      0%
March 2024             0%      0%      0%      0%      0%
March 2025             0%      0%      0%      0%      0%
March 2026             0%      0%      0%      0%      0%
March 2027             0%      0%      0%      0%      0%
March 2028             0%      0%      0%      0%      0%
March 2029             0%      0%      0%      0%      0%
March 2030             0%      0%      0%      0%      0%
March 2031             0%      0%      0%      0%      0%
March 2032             0%      0%      0%      0%      0%
March 2033             0%      0%      0%      0%      0%
March 2034             0%      0%      0%      0%      0%
March 2035             0%      0%      0%      0%      0%

----------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

                                 Class A-3 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                      Dates at Various CPR Percentages(1)

Distribution Date     0%      4%      8%     12%     16%
-----------------   -----   -----   -----   -----   -----
Closing Date         100%    100%    100%    100%    100%
March 2007           100%    100%    100%    100%    100%
March 2008           100%    100%    100%    100%     66%
March 2009           100%    100%     83%      0%      0%
March 2010           100%    100%      0%      0%      0%
March 2011           100%      1%      0%      0%      0%
March 2012           100%      0%      0%      0%      0%
March 2013           100%      0%      0%      0%      0%
March 2014            36%      0%      0%      0%      0%
March 2015             0%      0%      0%      0%      0%
March 2016             0%      0%      0%      0%      0%
March 2017             0%      0%      0%      0%      0%
March 2018             0%      0%      0%      0%      0%
March 2019             0%      0%      0%      0%      0%
March 2020             0%      0%      0%      0%      0%
March 2021             0%      0%      0%      0%      0%
March 2022             0%      0%      0%      0%      0%
March 2023             0%      0%      0%      0%      0%
March 2024             0%      0%      0%      0%      0%
March 2025             0%      0%      0%      0%      0%
March 2026             0%      0%      0%      0%      0%
March 2027             0%      0%      0%      0%      0%
March 2028             0%      0%      0%      0%      0%
March 2029             0%      0%      0%      0%      0%
March 2030             0%      0%      0%      0%      0%
March 2031             0%      0%      0%      0%      0%
March 2032             0%      0%      0%      0%      0%
March 2033             0%      0%      0%      0%      0%
March 2034             0%      0%      0%      0%      0%
March 2035             0%      0%      0%      0%      0%

----------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

                                 Class A-4 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)

Distribution Date     0%      4%      8%     12%     16%
-----------------   -----   -----   -----   -----   -----
Closing Date         100%    100%    100%    100%    100%
March 2007           100%    100%    100%    100%    100%
March 2008           100%    100%    100%    100%    100%
March 2009           100%    100%    100%     86%     56%
March 2010           100%    100%     82%     43%      7%
March 2011           100%    100%     49%      5%      0%
March 2012           100%     75%     19%      0%      0%
March 2013           100%     51%      0%      0%      0%
March 2014           100%     29%      0%      0%      0%
March 2015            90%      8%      0%      0%      0%
March 2016            71%      0%      0%      0%      0%
March 2017            51%      0%      0%      0%      0%
March 2018            32%      0%      0%      0%      0%
March 2019            14%      0%      0%      0%      0%
March 2020             0%      0%      0%      0%      0%
March 2021             0%      0%      0%      0%      0%
March 2022             0%      0%      0%      0%      0%
March 2023             0%      0%      0%      0%      0%
March 2024             0%      0%      0%      0%      0%
March 2025             0%      0%      0%      0%      0%
March 2026             0%      0%      0%      0%      0%
March 2027             0%      0%      0%      0%      0%
March 2028             0%      0%      0%      0%      0%
March 2029             0%      0%      0%      0%      0%
March 2030             0%      0%      0%      0%      0%
March 2031             0%      0%      0%      0%      0%
March 2032             0%      0%      0%      0%      0%
March 2033             0%      0%      0%      0%      0%
March 2034             0%      0%      0%      0%      0%
March 2035             0%      0%      0%      0%      0%

----------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

                                 Class A-5 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)

Distribution Date     0%      4%      8%     12%     16%
-----------------   -----   -----   -----   -----   -----
Closing Date         100%    100%    100%    100%    100%
March 2007           100%    100%    100%    100%    100%
March 2008           100%    100%    100%    100%    100%
March 2009           100%    100%    100%    100%    100%
March 2010           100%    100%    100%    100%    100%
March 2011           100%    100%    100%    100%     56%
March 2012           100%    100%    100%     63%     12%
March 2013           100%    100%     90%     26%      0%
March 2014           100%    100%     58%      0%      0%
March 2015           100%    100%     29%      0%      0%
March 2016           100%     83%      4%      0%      0%
March 2017           100%     57%      0%      0%      0%
March 2018           100%     32%      0%      0%      0%
March 2019           100%     10%      0%      0%      0%
March 2020            92%      0%      0%      0%      0%
March 2021            64%      0%      0%      0%      0%
March 2022            41%      0%      0%      0%      0%
March 2023            21%      0%      0%      0%      0%
March 2024             1%      0%      0%      0%      0%
March 2025             0%      0%      0%      0%      0%
March 2026             0%      0%      0%      0%      0%
March 2027             0%      0%      0%      0%      0%
March 2028             0%      0%      0%      0%      0%
March 2029             0%      0%      0%      0%      0%
March 2030             0%      0%      0%      0%      0%
March 2031             0%      0%      0%      0%      0%
March 2032             0%      0%      0%      0%      0%
March 2033             0%      0%      0%      0%      0%
March 2034             0%      0%      0%      0%      0%
March 2035             0%      0%      0%      0%      0%

----------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

                                 Class A-6 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)

Distribution Date     0%      4%      8%     12%     16%
-----------------   -----   -----   -----   -----   -----
Closing Date         100%    100%    100%    100%    100%
March 2007           100%    100%    100%    100%    100%
March 2008           100%    100%    100%    100%    100%
March 2009           100%    100%    100%    100%    100%
March 2010           100%    100%    100%    100%    100%
March 2011           100%    100%    100%    100%    100%
March 2012           100%    100%    100%    100%    100%
March 2013           100%    100%    100%    100%     84%
March 2014           100%    100%    100%     98%     67%
March 2015           100%    100%    100%     81%     53%
March 2016           100%    100%    100%     66%     41%
March 2017           100%    100%     87%     54%      0%
March 2018           100%    100%     74%     43%      0%
March 2019           100%    100%     62%      0%      0%
March 2020           100%     92%     51%      0%      0%
March 2021           100%     79%     42%      0%      0%
March 2022           100%     67%      0%      0%      0%
March 2023           100%     58%      0%      0%      0%
March 2024           100%     49%      0%      0%      0%
March 2025            86%     40%      0%      0%      0%
March 2026            71%      0%      0%      0%      0%
March 2027            60%      0%      0%      0%      0%
March 2028            52%      0%      0%      0%      0%
March 2029            44%      0%      0%      0%      0%
March 2030             0%      0%      0%      0%      0%
March 2031             0%      0%      0%      0%      0%
March 2032             0%      0%      0%      0%      0%
March 2033             0%      0%      0%      0%      0%
March 2034             0%      0%      0%      0%      0%
March 2035             0%      0%      0%      0%      0%

----------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

                                  Class B Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)

Distribution Date     0%      4%      8%     12%     16%
-----------------   -----   -----   -----   -----   -----
Closing Date         100%    100%    100%    100%    100%
March 2007           100%    100%    100%    100%    100%
March 2008           100%    100%    100%    100%    100%
March 2009           100%    100%    100%    100%    100%
March 2010           100%    100%    100%    100%    100%
March 2011           100%    100%    100%    100%    100%
March 2012           100%    100%    100%    100%    100%
March 2013            99%     98%     97%     96%     94%
March 2014            93%     88%     86%     79%     75%
March 2015            87%     80%     72%     65%     59%
March 2016            81%     71%     62%     54%     46%
March 2017            75%     63%     52%     44%      0%
March 2018            69%     55%     44%     35%      0%
March 2019            63%     49%     37%      0%      0%
March 2020            57%     42%     31%      0%      0%
March 2021            52%     36%     25%      0%      0%
March 2022            45%     31%      0%      0%      0%
March 2023            40%     26%      0%      0%      0%
March 2024            35%     22%      0%      0%      0%
March 2025            30%     18%      0%      0%      0%
March 2026            25%      0%      0%      0%      0%
March 2027            21%      0%      0%      0%      0%
March 2028            18%      0%      0%      0%      0%
March 2029            15%      0%      0%      0%      0%
March 2030             0%      0%      0%      0%      0%
March 2031             0%      0%      0%      0%      0%
March 2032             0%      0%      0%      0%      0%
March 2033             0%      0%      0%      0%      0%
March 2034             0%      0%      0%      0%      0%
March 2035             0%      0%      0%      0%      0%

----------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

                                PRINCIPAL OFFICES

                                    DEPOSITOR

                      SLC Student Loan Receivables I, Inc.
                       750 Washington Boulevard, 9th Floor
                           Stamford, Connecticut 06901

                           ADMINISTRATOR AND SERVICER

                          The Student Loan Corporation
                       750 Washington Boulevard, 9th Floor
                           Stamford, Connecticut 06901

                          SLC STUDENT LOAN TRUST 2006-2

      Citibank, N.A.,           U.S. Bank National           Citibank, N.A.,
as Eligible Lender Trustee          Association,              as Indenture
388 Greenwich Street, 14th      as Indenture Trustee          Administrator
           Floor               100 Wall St, 16th Floor    388 Greenwich Street,
 New York, New York 10013     New York, New York 10005         14th Floor
                                                        New York, New York 10013

                               IRISH PAYING AGENT

           Custom House Administration and Corporate Services Limited
                                  25 Eden Quay
                                Dublin 1, Ireland

                               IRISH LISTING AGENT

                   McCann FitzGerald Listing Services Limited
                              2 Habourmaster Place
                     International Financial Services Centre
                                Dublin 1, Ireland

 LEGAL ADVISORS TO THE DEPOSITOR, THE TRUST, THE ADMINISTRATOR AND THE SERVICER

                        Cadwalader, Wickersham & Taft LLP
                           One World Financial Center
                            New York, New York 10281

                         Richards, Layton & Finger, P.A.
                                 920 King Street
                           Wilmington, Delaware 19801

                         LEGAL ADVISORS TO UNDERWRITERS

                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                            New York, New York 10038

                                  UNDERWRITERS

 Citigroup Global Markets Inc.     Credit Suisse Securities LLC (USA)     Goldman Sachs & Co.          Lehman Brothers Inc.
388 Greenwich Street, 19th Floor      11 Madison Avenue, 4th Floor          85 Broad Street        745 Seventh Avenue, 7th Floor
    New York, New York 10013            New York, New York 10010        New York, New York 10004     New York, New York 10019

                                 $2,569,000,000

                          SLC Student Loan Trust 2006-2
                                 Issuing Entity

                      SLC Student Loan Receivables I, Inc.
                                    Depositor

                          The Student Loan Corporation
                   Sponsor, Seller, Servicer and Administrator

                         Student Loan Asset-Backed Notes

--------------------------------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
--------------------------------------------------------------------------------

Citigroup
                    Credit Suisse

                                       Goldman, Sachs & Co.
                                                                 Lehman Brothers

                               September 13, 2006

   You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

   We are not offering notes in any state or other jurisdiction where the offer is not permitted.

   We represent the accuracy of the information in this propectus supplement and prospectus only as of the dates of their respective covers.

   Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.